UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

OLD DOMINION FREIGHT LINE, INC.
_________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_________________________________________________________

2)	Aggregate number of securities to which transaction applies:
_________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________

4)	Proposed maximum aggregate value of transaction:
_________________________________________________________

5)	Total fee paid:
_________________________________________________________
☐     Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_________________________________________________________

2)	Form, Schedule or Registration Statement No.:
_________________________________________________________

3)	Filing Party:
_________________________________________________________

4)	Date Filed:
_________________________________________________________

OLD DOMINION FREIGHT LINE, INC.

500 Old Dominion Way
Thomasville, North Carolina 27360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Old Dominion Freight Line, Inc. will be held Friday, May 31, 2013, at 10:00 a.m. Eastern Daylight Time, in our principal executive offices, 500 Old Dominion Way, Thomasville, North Carolina 27360, for the following purposes:

1.
To elect nine directors to our Board of Directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, as set forth in the accompanying proxy statement.

2.	To hold an advisory vote to approve the compensation of our named executive officers.

3.	To reapprove material terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.	To transact such other business, if any, as may be properly brought before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 22, 2013, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Ross H. Parr
Vice President – Legal Affairs,
General Counsel and Secretary

Thomasville, North Carolina
April 26, 2013

If you do not intend to be present at the meeting, we ask that you vote your shares using a toll-free telephone number, the Internet or by signing, dating and returning the accompanying proxy card promptly so that your shares of common stock may be represented and voted at the Annual Meeting. Instructions regarding the different voting options that we provide are contained in the accompanying proxy statement.

Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers	38

Proposal 3 – Reapproval of Material Terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan	39

Independent Registered Public Accounting Firm Fees and Services	43

Annual Report on Form 10-K	44

Householding of Annual Meeting Materials	44

Deadline for Shareholder Proposals	44

OLD DOMINION FREIGHT LINE, INC.

Principal Executive Offices: 500 Old Dominion Way
Thomasville, North Carolina 27360
___________________

PROXY STATEMENT
___________________

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 31, 2013:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2012 Annual Report to Shareholders are available on our corporate website at www.odfl.com/company/proxy.shtml.
This proxy statement is being sent to shareholders on or about April 26, 2013, in connection with the solicitation of proxies by and on behalf of the Board of Directors of Old Dominion Freight Line, Inc. for use at the Annual Meeting of Shareholders to be held in our principal executive offices, 500 Old Dominion Way, Thomasville, North Carolina 27360 on Friday, May 31, 2013, at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof. If you need directions so you can attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (336) 889-5000.

GENERAL INFORMATION

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us. This solicitation is being made by mail and may also be made in person or by fax, telephone, or Internet by our officers or employees. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we will reimburse them for their reasonable expenses in so doing.

The accompanying proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. “Registered holders” who have shares registered in the owner's name through our transfer agent may vote by either (i) completing the enclosed proxy card and mailing it in the postage-paid envelope provided; (ii) voting over the Internet by accessing the website identified on the proxy card and following the on-line instructions; or (iii) calling the toll-free telephone number identified on the proxy card. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Thursday, May 30, 2013. For shares held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, a voting instruction form should be received from that institution by mail in lieu of a proxy card. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. The Broadridge Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Thursday, May 30, 2013. The Broadridge Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If the voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

If you decide to attend the meeting in person, upon your arrival you will need to register with our receptionist in the main lobby of our principal executive offices at 500 Old Dominion Way, Thomasville, North Carolina 27360. Please be sure to have your state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Old Dominion common stock as of the record date, you will be allowed to access the meeting room and attend our annual meeting. If you are not a registered shareholder but beneficially own shares of our common stock as of the record date, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of our common stock as of the record date (and a legal proxy from your brokerage firm, bank or other nominee if you wish to vote your shares at the meeting), to present to us at the time of registration.

The Board of Directors has fixed March 22, 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On March 22, 2013, there were 86,164,917 outstanding shares of our common stock, each entitled to one vote. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in street name on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the applicable rules governing such brokers, certain proposals are considered “discretionary” items. This means that brokers may vote using their discretion on these proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, other proposals are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. All three of the proposals presented in this proxy statement are considered “non-discretionary,” which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you.

The voting options for each proposal presented in this proxy statement, as well as the vote required to approve each proposal at the Annual Meeting, are as follows:

Proposal 1 - Election of Directors: With respect to this proposal, you may cast your vote “for all,” “withhold all” or “for all except” with respect to the director nominees. Assuming the existence of a quorum, the nominees receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors.

Proposal 2 - Advisory Vote to Approve the Compensation of Our Named Executive Officers: With respect to this proposal (the results of which will not be binding upon Old Dominion or the Board), you may vote “for,” “against,” or “abstain” from voting. For this advisory, non-binding vote to be approved by the shareholders, the votes cast “for” this proposal must exceed the votes cast “against” this proposal.

Proposal 3 - Reapproval of Material Terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan: With respect to this proposal, you may vote “for,” “against,” or “abstain” from voting. For this proposal to be approved by the shareholders, the votes cast "for" this proposal must exceed the votes cast "against" this proposal.

Abstentions, shares that are withheld as to voting and broker non-votes (if any) will be counted for determining the existence of a quorum, but will not be counted as a vote cast with respect to any of these proposals and, therefore, will have no effect on the outcome of the vote for any of these proposals presented at the Annual Meeting.

Where a choice is specified on any proxy as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. If no specification is made but the proxy is otherwise properly completed, the shares represented thereby will be voted “for” the election of the director nominees named in this proxy statement, “for” the advisory vote to approve the compensation of our named executive officers and “for” the reapproval of material terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan. Any shareholder submitting the accompanying proxy has the right to revoke it by notifying our Secretary in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the Annual Meeting and elects to vote in person.

Management is not aware of any matters, other than those specified above, that will be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named as agents in the proxy will vote upon such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock, $0.10 par value, the only class of voting security, as of March 22, 2013, or such other date as indicated in the footnotes to the table, for (i) each person known by us to own beneficially more than five percent of our common stock; (ii) each director; (iii) each executive officer; and (iv) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated, the address of all listed shareholders is c/o Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, NC 27360. As of March 22, 2013, and in compliance with our securities trading policy (revised in January 2013), none of our directors or executive officers have pledged our common stock.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent
Jeffrey W. Congdon (2) 7511 Whitepine Road Richmond, VA 23237	6,490,541	7.5%
John R. Congdon, Jr. (3) 7511 Whitepine Road Richmond, VA 23237	6,212,720	7.2%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	5,396,606	6.3%
The London Company (5) 1801 Bayberry Court, Suite 301 Richmond, VA 23226	4,999,696	5.8%
David S. Congdon (6)	4,741,591	5.5%
Audrey L. Congdon (7)	4,579,427	5.3%
John R. Congdon (8) 7511 Whitepine Road Richmond, VA 23237	3,995,299	4.6%
Earl E. Congdon (9)	3,202,368	3.7%
Susan C. Terry (10) 7511 Whitepine Road Richmond, VA 23237	863,189	1.0%
J. Wes Frye (11)	42,864	*
Kevin M. Freeman (12)	17,018	*
J. Paul Breitbach	4,631	*
Robert G. Culp, III (13)	3,768	*
Greg C. Gantt (12)	2,638	*
Leo H. Suggs	2,400	*
D. Michael Wray	2,250	*
Cecil E. Overbey, Jr. (12)	1,046	*
David J. Bates (12)	330	*
Ross H. Parr (12)	27	*
John D. Kasarda	—	—
All Directors and Executive Officers as a Group (15 persons) (14)	14,907,408	17.3%
________________
*    Less than 1%

(1)
Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name. Beneficial ownership was determined from public filings, representations by the named shareholders and the Old Dominion Freight Line, Inc. 401(k) Plan.

(2)
Includes (i) 819,063 shares held as trustee of the Jeffrey W. Congdon Revocable Trust; (ii) 83,084 shares held as trustee of the Jeffrey W. Congdon 2009 GRAT; (iii) 46,231 shares held as trustee of the Jeffrey W. Congdon 2010 GRAT #2; (iv) 101,181 shares held as trustee of the Jeffrey W. Congdon 2011 GRAT #1; (v) 112,500 shares held as trustee of the Jeffrey W. Congdon 2012 GRAT #1; (vi) 112,500 shares held as trustee of the Jeffrey W. Congdon 2012 GRAT #2; (vii) 439,209 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Kathryn Lawson Terry; (viii) 439,168 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; (ix) 439,209 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Hunter Andrew Terry; (x) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Natalie Grace Bagwell; (xi) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Leyton Andrew Bagwell; (xii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Harley Virginia Terry; (xiii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Brinkley Louise Terry; (xiv) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Lillian Everett Terry; (xv) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Jack Daniel Terry; (xvi) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Bailey Hunter Terry; (xvii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Henry Lawson Bagwell; (xviii) 398,798 shares held as trustee of the John R. Congdon Trust for Mary Evelyn Congdon; (xix) 393,375 shares held as trustee of the John R. Congdon Trust for Peter Whitefield Congdon; (xx) 398,802 shares held as trustee of the John R. Congdon Trust for Michael Davis Congdon; (xxi) 24,007 shares held as trustee of the John R. Congdon, Jr. GRAT Remainder Trust; and (xxii) 2,675,566 shares held through shared voting and investment rights as co-manager of Congdon Family, LLC. Jeffrey W. Congdon is a member of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)
Includes (i) 855,568 shares held as trustee of the John R. Congdon, Jr. Revocable Trust; (ii) 83,084 shares held as trustee of the John R. Congdon, Jr. 2009 GRAT; (iii) 46,231 shares held as trustee of the John R. Congdon, Jr. 2010 GRAT #2; (iv) 101,186 shares held as trustee of the John R. Congdon, Jr. 2011 GRAT #1; (v) 112,500 shares held as trustee of the John R. Congdon, Jr. 2012 GRAT #1; (vi) 112,500 shares held as trustee of the John R. Congdon, Jr. 2012 GRAT #2; (vii) 439,209 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Kathryn Lawson Terry; (viii) 439,168 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; (ix) 439,209 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Hunter Andrew Terry; (x) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Natalie Grace Bagwell; (xi) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Leyton Andrew Bagwell; (xii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Harley Virginia Terry; (xiii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Brinkley Louise Terry; (xiv) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Lillian Everett Terry; (xv) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Jack Daniel Terry; (xvi) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Bailey Hunter Terry; (xvii) 981 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Henry Lawson Bagwell; (xviii) 436,549 shares held as trustee of the John R. Congdon Trust for Mark Ross Congdon; (xix) 436,171 shares held as trustee of the John R. Congdon Trust for Jeffrey Whitefield Congdon, Jr.; (xx) 1,962 shares held as trustee of the Page Elizabeth Conway Irrevocable Trust; (xxi) 1,962 shares held as trustee of the Katherine Sirles Conway Irrevocable Trust; (xxii) 24,007 shares held as trustee of the Jeffrey W. Congdon GRAT Remainder Trust; and (xxiii) 2,675,566 shares held through shared voting and investment rights as co-manager of Congdon Family, LLC. John R. Congdon, Jr. is a member of a group under Section 13(d) of the Exchange Act.

(4)
Information was obtained from a Schedule 13G/A filed on February 5, 2013 with the SEC by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company's common stock. No one person's interest in the Company's common stock is more than five percent of the total outstanding common shares.

(5)
Information was obtained from a Schedule 13G/A filed on February 6, 2013 with the SEC by The London Company. All shares are owned by various investment advisory clients of The London Company, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the total outstanding common shares.

(6)
Includes (i) 48,862 shares owned in the named shareholder's 401(k) retirement plan; (ii) 850,553 held as trustee of the David S. Congdon Revocable Trust, dated December 3, 1991; (iii) 90,509 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, fbo Marilyn Congdon; (iv) 90,510 shares held as trustee of an Irrevocable Trust, dated December 18. 1998, fbo Kathryn Congdon; (v) 90,510 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, fbo Ashlyn Congdon; (vi) 327,582 shares held as trustee of the Davis S. Congdon Grantor Retained Annuity Trust 2012; (vii) 385,781 shares held as trustee of the Audrey L. Congdon Irrevocable Trust #1, dated December 1, 1992; (viii) 165,100 shares held as trustee of the Audrey L. Congdon Irrevocable Trust #2, dated May 28, 2004; (ix) 629,776 shares held through shared voting and investment rights with the shareholder's spouse as trustee of the David S. Congdon Irrevocable Trust #1, dated December 1, 1992; (x) 160,283 shares owned by the shareholder's daughter as trustee of the Kathryn Leigh Congdon Revocable Declaration of Trust, dated May 23, 2006; (xi) 160,283 shares owned by the shareholder's daughter as trustee of the Marilyn Marie Congdon Revocable Declaration of Trust, dated May 23, 2006; (xii) 160,283 shares owned by the shareholder's daughter as trustee of the Ashlyn Lane Congdon Revocable Inter Vivos Trust, dated December 7, 2010; (xiii) 316,405 shares held through shared voting and investment rights as co-trustee of the 1998 Earl E. Congdon Family Trust; (xiv) 318,357 shares held through shared voting and investment rights as co-trustee of the Earl and Kathryn Congdon Family Irrevocable Trust - 2011; (xv) 88,375 shares held through shared voting and investment rights with the shareholder's spouse as trustee of the Helen S. Congdon Revocable Inter Vivos Trust, dated April 24, 2012; (xvi) 55,775 shares held through shared voting and investment rights with the shareholder's spouse as trustee of the Seay Family Trust, dated November 21, 2012; (xvii) 156,671 shares held through shared voting and investment rights with the shareholder's spouse as trustee of the David S. Congdon Irrevocable Trust #2, dated November 18, 1999; and (xviii) 645,976 shares held through shared voting and investment rights as co-trustee of the Earl E. Congdon GRAT Remainder Trust.

In our proxy statement for our 2012 Annual Meeting of Shareholders, we disclosed that Mr. David Congdon had pledged 300,000 shares of our common stock to secure margin loans, when outstanding, up to a maximum of $3.5 million in total loan capacity. In December 2012, Mr. Congdon terminated his pledges of our common stock. As of March 22, 2013, and in compliance with our revised securities trading policy, Mr. Congdon has not pledged our common stock.

(7)
Includes (i) 28,580 shares owned of record by the named shareholder; (ii) 1,089,482 shares held as trustee of the Audrey Lee Congdon Revocable Trust, dated February 17, 2005; (iii) 215,844 shares held as trustee of the Karen C. Pigman February 2011 Grantor Retained Annuity Trust; (iv) 90,510 shares held as trustee of an Irrevocable Trust Agreement, dated December 18, 1998, fbo Megan Yowell; (v) 90,510 shares held as trustee of an Irrevocable Trust Agreement, dated December 18, 1998, fbo Seth Yowell; (vi) 258,957 shares held as trustee of the Melissa Penley Trust #1; (vii) 258,957 shares held as trustee of the Matthew Penley Trust #1; (viii) 258,954 shares held as trustee of the Mark Penley Trust #1; (ix) 159,903 shares held as trustee of the Seth Morgan Yowell Irrevocable Inter Vivos Trust, dated August 25, 2010; (x) 159,903 shares held as trustee of the Megan Elise Yowell Irrevocable Inter Vivos Trust, dated August 25, 2010; (xi) 327,582 shares held as trustee of the Audrey Lee Congdon Grantor Retained Annuity Trust 2012; (xii) 211,605 shares held as trustee of the Karen C. Pigman Irrevocable Trust Number One; (xiii) 55,545 shares held as trustee of the David S. Congdon and Helen S. Congdon Irrevocable Inter Vivos Trust, dated April 20, 2011; (xiv) 30,502 shares held as trustee of the John B. Yowell Family Trust, fbo Seth Morgan Yowell; (xv) 61,855 shares held as trustee of the John B. Yowell Family Trust, fbo Megan Elise Yowell; (xvi) 645,976 shares held through shared voting and investment rights as co-trustee of the Earl E. Congdon GRAT Remainder Trust; (xvii) 316,405 shares held through shared voting and investment rights as co-trustee of the 1998 Earl E. Congdon Family Trust; and (xviii) 318,357 shares held through shared voting and investment rights as co-trustee of the Earl and Kathryn Congdon Family Irrevocable Trust - 2011.

(8)
Includes (i) 644,733 shares held as trustee of the John R. Congdon Revocable Trust; (ii) 675,000 shares held as trustee of the John R. Congdon 2012 GRAT #1; and (iii) 2,675,566 shares held through shared voting and investment rights as co-manager of Congdon Family, LLC. John R. Congdon is a member of a group under Section 13(d) of the Exchange Act.

(9)
Includes (i) 1,073,046 shares held as trustee of the Earl E. Congdon Trust - 1990; (ii) 655,164 shares held as trustee of the Earl E. Congdon Grantor Retained Annuity Trust 2012; and (iii) 46,027 shares owned in the named shareholder's 401(k) retirement plan. Also includes (i) 454,573 shares owned beneficially by Kathryn W. Congdon, Earl E. Congdon's spouse, as trustee of the Kathryn W. Congdon Trust - 1990; (ii) 327,582 shares owned beneficially by Kathryn W. Congdon as trustee of the Kathryn W. Congdon Grantor Retained Annuity Trust 2012; and (iii) 645,976 shares owned beneficially by the Earl E. Congdon 2003 GRAT Remainder Trust, with respect to all of which Earl E. Congdon disclaims beneficial ownership.

(10)
Includes 863,189 shares held as trustee of the Susan C. Terry Revocable Trust. This amount does not include shares held by Congdon Family, LLC. The Susan C. Terry Revocable Trust is a member of Congdon Family, LLC. However, Susan C. Terry does not serve as a manager of Congdon Family, LLC and therefore does not have voting or dispositive power over such shares. Susan C. Terry is a member of a group under Section 13(d) of the Exchange Act.

(11)
Includes (i) 22,259 shares owned of record by the named shareholder; (ii) 17,750 shares owned in the named shareholder's 401(k) retirement plan; and (iii) 2,855 shares owned by the named shareholder's spouse.

(12)	All shares are owned in the named shareholder's 401(k) retirement plan.

(13)	All shares are owned by the named shareholder's spouse.

(14)
The group of all current directors and executive officers includes 3,321,542 shares that have shared voting power between individuals within the group. These shares are counted only once in the total for the group.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Bylaws currently provide that the number of directors shall be not less than five nor more than twelve. The Governance and Nomination Committee of our Board of Directors has determined that the number of directors should remain at nine in 2013. Unless authority is withheld, it is intended that proxies received in response to this solicitation will be voted in favor of the nominees. In accordance with its charter and our Corporate Governance Guidelines, the Governance and Nomination Committee has recommended, and the Board of Directors has approved, the nine individuals named below to serve as directors until our next annual meeting and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee, their qualifications as a Board member and the other public company boards on which they serve are set forth below. This information and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees or obtained from filings with the SEC. All of the nominees have consented to serve as directors, if elected.

Each nominee for election as a director is identified below, together with the nominee's position with us, age and certain other biographical information provided to us and the nominee's specific experience, qualifications, attributes and skills that led our Board to conclude that he is well qualified to serve as a member of our Board.

Earl E. Congdon (82) joined us in 1949 and has served as a director since 1952. Mr. Congdon was our President and Chief Executive Officer from 1962 until 1985 and served as Chairman of our Board of Directors and Chief Executive Officer from 1985 through 2007. In October 2007, the Board of Directors appointed Mr. Congdon to his current position as Executive Chairman of the Board of Directors, effective January 1, 2008. He is a son of E. E. Congdon, one of our founders, the brother of John R. Congdon, the father of David S. Congdon and the uncle of John R. Congdon, Jr. Through his 64 years of experience with us, including 45 years as our Chief Executive Officer, Mr. Congdon helped transform Old Dominion from a small regional company to an international, publicly-traded company through geographic expansion and acquisitions. As a result, he brings to our Board first-hand knowledge of the opportunities and challenges facing us and the less-than-truckload (“LTL”) industry. Mr. Congdon has valuable insight into the execution of our strategic, long-term objectives and is keenly aware of the operating complexities of the transportation industry.
David S. Congdon (56) was appointed President and Chief Executive Officer effective January 1, 2008. Mr. Congdon served as our President and Chief Operating Officer from May 1997 to December 2007 and in various positions in operations, maintenance and engineering between 1978 and 1997. He became a director in 1998 and is the son of Earl E. Congdon. Mr. Congdon, through his 35 years of service to us, including 16 years of service as an executive officer of Old Dominion, has played a critical role in helping us develop our strategic plan and grow our operations through geographic expansion and acquisitions. He has experience leading us through difficult operating conditions and has guided Old Dominion to sustained profitability. Mr. Congdon has critical knowledge of the LTL industry, as well as the operational and regulatory complexities that we face.
John R. Congdon (80) joined us in 1951 and has served as a director since 1955. Mr. Congdon has served as our Manager – Maintenance and Equipment Purchasing since August 2012. He previously served as a Senior Vice President and Vice Chairman of our Board of Directors and has held various other senior executive positions with the Company during his tenure with us. He also serves as the Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc., a North Carolina corporation that is primarily engaged in the full-service leasing of tractors, trailers and other equipment. He is a son of E. E. Congdon, one of our founders, the brother of Earl E. Congdon, the uncle of David S. Congdon and the father of John R. Congdon, Jr. During Mr. Congdon's 62 years of experience with us, he has assisted in growing Old Dominion through geographic expansion and acquisitions. Through his service as our employee and as founder of Old Dominion Truck Leasing, Mr. Congdon has extensive knowledge of fleet management services, dedicated logistics and the purchase and sale of equipment. He provides valuable insights into equipment specifications and maintenance, as well as into areas of potential growth, such as logistics.
J. Paul Breitbach (75) was elected a director in 2003. From 1992 until his retirement in 2001, Mr. Breitbach was employed by Krispy Kreme Doughnuts, Inc., where he held Executive Vice President positions in Finance and Administration, as well as Support Operations. As Executive Vice President of Finance and Administration, Mr. Breitbach also served as Krispy Kreme's Chief Financial Officer. He was employed by Price Waterhouse from 1960 to 1992 and served in various audit and management positions, including Audit Partner. From May 2002 to December 2008, Mr. Breitbach also served on the Board of Directors of the Shepherd Street Funds, Inc. As a result of his prior experience, including 32 years of experience in public accounting, Mr. Breitbach brings to the Board extensive knowledge of accounting and management and a solid understanding of financial statement oversight and disclosures.
John R. Congdon, Jr. (56) was elected a director in 1998. He currently serves as the Vice Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc., where he has been employed since May 1979. He is the son of John R. Congdon. Mr. Congdon has 34 years of experience in the trucking industry and has extensive knowledge of dedicated logistics, fleet management services and the purchase and sale of equipment. As Vice Chairman of the Board of Old Dominion Truck Leasing, Mr. Congdon also brings experience in board management.
Robert G. Culp, III (66) was elected a director in 2003 and has served as our Lead Independent Director since January 2010. Mr. Culp is the Chairman of the Board of Directors of Culp, Inc., a publicly-traded producer of upholstery and mattress fabrics, which he co-founded in 1972. Mr. Culp, who served as the CEO of Culp, Inc. for several decades, has significant knowledge of business leadership and is well aware of the complexities of the financial and regulatory requirements facing public companies. Mr. Culp has also gained experience regarding the challenges and opportunities of developing global operations, as Culp, Inc. expanded its operations into Canada and China under his leadership. Mr. Culp serves on the Board of Directors of Leggett & Platt, Incorporated, an S&P 500 diversified, multi-national manufacturer of home, office and automobile products. Mr. Culp also formerly served on the Board of Directors of Stanley Furniture Company, Inc. until he resigned from that position effective in December 2011. His guidance in international business matters is valuable to our Board as Old Dominion continues to consider its global opportunities.
John D. Kasarda, Ph.D. (67) has served as a director since January 2008. Dr. Kasarda is a professor and the Director of the Center for Air Commerce for the Kenan Institute of Private Enterprise at the University of North Carolina at Chapel Hill. Dr. Kasarda has been employed by this university since 1977. He brings a unique perspective to our Board due to his breadth of knowledge in economic development, transportation and logistics, combined with his entrepreneurial experience and insight with respect to the trucking industry. Dr. Kasarda also serves on the Board of Directors of Prologis Institutional Alliance REIT II.

Leo H. Suggs (73) was elected as a director in 2009. Mr. Suggs has a long and distinguished career in the trucking industry that began in 1958, holding a wide range of positions that included Chairman, President and Chief Executive Officer of Overnite Transportation Company from 1996 to 2005 and President and Chief Executive Officer of UPS Freight from 2005 to 2006. As President and Chief Executive Officer of Overnite Transportation, and as a member of its Board of Directors from November 2003 to May 2005, Mr. Suggs gained extensive knowledge about managing a union-free carrier in the LTL industry. He understands the opportunities and challenges facing the LTL industry, and has first-hand knowledge of acquisitions and merger mechanics. Mr. Suggs currently serves on the Board of Directors of each of Greatwide Logistics Services, a provider of transportation and logistics management services, and The Kenan Advantage Group, Inc., a tank truck hauler and logistics provider. We believe that Mr. Suggs is invaluable to our Board as an advisor on logistics services and LTL operations.
D. Michael Wray (52) was elected as a director in 2008 and is the President of Riverside Brick & Supply Company, Inc., a distributor of masonry materials in central Virginia. Mr. Wray has served in that position since 1998 and was formerly its Vice President and General Manager from 1996 to 1998. From 1992 to 1995, Mr. Wray was employed by Ruff Hewn, Inc., an apparel designer and manufacturer, where he held positions including Chief Financial Officer and Treasurer. Mr. Wray also served in various audit and management positions with Price Waterhouse from 1982 to 1992. The Board benefits from his experience in public accounting, which included experience with the transportation industry. In addition, he has extensive knowledge of accounting and a valuable understanding of financial statement oversight and disclosures gained from his experience as a chief financial officer. Mr. Wray also brings company leadership and business management expertise to his service on our Board as a result of his ongoing responsibilities as President of Riverside Brick & Supply Company, Inc.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

EXECUTIVE OFFICERS

The following provides certain information about our executive officers who are not directors:

Greg C. Gantt (57) was appointed Executive Vice President and Chief Operating Officer in June 2011 after serving as our Senior Vice President - Operations since January 2002. Mr. Gantt joined us in November 1994 and served as one of our regional Vice Presidents from November 1994 to January 2002. Prior to his employment with us, Mr. Gantt served in many operational capacities with Carolina Freight Carriers Corporation, including Vice President of its Southern Region.

David J. Bates (48) was appointed Senior Vice President - Operations in October 2011 after serving as our Vice President - Central States Region since July 2007. From March 2002 to July 2007, Mr. Bates served as our service center manager in Harrisburg, Pennsylvania. Mr. Bates has also served in various other positions in operations since joining us in December 1995.

Kevin M. Freeman (54) was appointed Senior Vice President - Sales in January 2011 after serving as our Vice President of Field Sales since May 1997. Mr. Freeman has 35 years of experience in the transportation industry, and has held various positions in sales with Old Dominion since joining us in February 1992.

J. Wes Frye (65) has served as our Senior Vice President - Finance since May 1997. He has also served as our Chief Financial Officer since joining us in February 1985, held the position of Treasurer from February 1985 to June 2011 and has held the position of Assistant Secretary since December 1987. Mr. Frye is a Certified Public Accountant.

Cecil E. Overbey, Jr. (51) was appointed Senior Vice President - Strategic Development in January 2011 after serving as our Vice President of National Accounts and Marketing since July 2000. Mr. Overbey has 29 years of experience in the transportation and distribution industries, and since joining us in June 1995 as a National Account Executive, has held various other management positions in sales and marketing.

Ross H. Parr (41) was appointed Vice President - Legal Affairs, General Counsel and Secretary in May 2012 after serving as our Vice President, Deputy General Counsel and Assistant Secretary since joining us in August 2011. From August 2003 to December 2007 Mr. Parr was an associate, and from January 2008 to August 2011 he was a member, at the law firm Womble Carlyle Sandridge & Rice.

CORPORATE GOVERNANCE

Board Leadership Structure

Historically, our Chairman of the Board has also served as our Chief Executive Officer, and these dual roles were held for many years by our current Executive Chairman of the Board, Earl E. Congdon. In 2007, however, following Mr. Earl Congdon's decision to resign from the Chief Executive Officer position effective on January 1, 2008, the Board determined that it was in the best interests of our shareholders to appoint David S. Congdon, who had been serving as our President and Chief Operating Officer, as our Chief Executive Officer and redesignate Mr. Earl Congdon as Executive Chairman of the Board. The Board took these actions because it wanted to preserve the ability of Mr. Earl Congdon to continue to have a significant executive role on our management team. The Board also believes that strong, independent Board leadership is an important aspect of effective corporate governance and, as a result, appointed Robert G. Culp, III in January 2010 to serve as our Lead Independent Director. Our Lead Independent Director's responsibilities and authority include presiding at meetings of our independent directors, coordinating with our Executive Chairman and Chief Executive Officer on Board meeting agendas, schedules and materials and otherwise acting as a liaison between the independent directors, our Executive Chairman and our Chief Executive Officer. For these reasons, the Board believes that our current leadership structure is appropriate for us at this time. The Board believes that there is no specific generally accepted leadership structure that applies to all companies, nor is there one specific leadership structure that permanently suits us. As a result, our decision as to whether to combine or separate the positions of Chairman and Chief Executive Officer and whether to have a Lead Independent Director may vary from time to time, as industry or our own conditions and circumstances warrant. The independent directors of the Board consider the Board's leadership structure on an annual basis to determine the structure that is most appropriate for the governance of Old Dominion.

Independent Directors

In accordance with the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of independent directors. The Board has determined that Messrs. Breitbach, Culp, Kasarda, Suggs and Wray (collectively, the “independent directors”) are independent in accordance with NASDAQ listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Old Dominion. In making these determinations, the Board considered information provided by the directors and obtained by us with regard to each director's business and personal activities as they may relate to us and our management. While our Corporate Governance Guidelines direct the independent directors of the Board to meet in executive session at least twice each year, they met four times in 2012. Shareholders may communicate with the independent directors by following the procedures set forth in “Shareholder Communications with the Board” in this proxy statement.

Attendance and Committees of the Board

Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting and all meetings of the Board, including all meetings of Board committees of which they are members. All directors were present at the previous Annual Meeting that was held on May 22, 2012. Our Board of Directors held four meetings during 2012. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nomination Committee. Each member of the Audit Committee, the Compensation Committee and the Governance and Nomination Committee is an “independent director” as such term is defined under applicable SEC rules and regulations and NASDAQ listing standards. All incumbent directors attended at least 75% of the aggregate meetings held by the Board and their assigned committees in 2012.

Audit Committee

The Audit Committee, which is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of J. Paul Breitbach (Chairman), Robert G. Culp, III and D. Michael Wray, each of whom the Board of Directors has determined is independent pursuant to applicable SEC rules and regulations and NASDAQ listing standards. The Board of Directors has determined that all Audit Committee members are financially literate and that Mr. Breitbach and Mr. Wray each qualify as an “audit committee financial expert” as defined by applicable SEC rules. Please refer to the experience described for each of these members under “Proposal 1 - Election of Directors” in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available on our website at http://www.odfl.com/company/corpGovernance.shtml. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. Committee members are nominated annually by the Governance and Nomination Committee and approved by our Board of Directors to serve for one-year terms. Information regarding the functions performed by this committee is set forth in the “Report of Audit Committee,” which is included in this proxy statement. The Audit Committee met four times and held seven telephonic meetings in 2012. The telephonic meetings of the Audit Committee included, among other things, a telephonic meeting after each quarterly period to discuss with both management and our independent registered public accounting firm, Ernst & Young LLP (“E&Y”), the financial results to be included in our periodic filings with the SEC prior to their release.

Compensation Committee

Our Compensation Committee consists of Robert G. Culp, III (Chairman), Leo H. Suggs and D. Michael Wray, each of whom the Board of Directors has determined to be independent pursuant to applicable NASDAQ listing standards. Committee members are nominated annually by the Governance and Nomination Committee and approved by our Board of Directors to serve for one-year terms.

The Compensation Committee is responsible for reviewing the components of our compensation plans for our officers, including an evaluation of the components of compensation, the standards of performance measurements and the relationship between performance and compensation. The Compensation Committee is also responsible for reviewing the results of the most recent “say-on-pay” vote and considering whether any adjustments to our compensation policies and practices are necessary or appropriate in light of such “say-on-pay” vote. Please refer to our compensation philosophy and actions taken in 2012 described in the “Compensation Discussion and Analysis” section of this proxy statement for further discussion, including the role of executive officers in determining or recommending the amount or form of executive and director compensation. The Compensation Committee also reviews and evaluates the fees paid to members of our Board of Directors, and recommends changes to our Board of Directors as deemed necessary to maintain alignment with our compensation philosophy.

The Compensation Committee has established and maintains a written charter, which has been approved by the Board of Directors and is published on our website at http://www.odfl.com/company/corpGovernance.shtml. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. The Committee meets periodically and is authorized to obtain opinions or reports from external or internal sources as it may deem appropriate or necessary to assist and advise it in connection with its responsibilities. The Compensation Committee met four times in 2012. In accordance with its charter, the Committee may delegate authority to one or more members of the Committee as deemed necessary to fulfill its responsibilities; however, no authority was delegated in 2012.

Governance and Nomination Committee

The Governance and Nomination Committee consists of John D. Kasarda (Chairman), J. Paul Breitbach and Leo H. Suggs, each of whom the Board of Directors has determined is independent pursuant to applicable NASDAQ listing standards. This Committee makes recommendations concerning the size and composition of the Board of Directors, evaluates and recommends candidates for election as directors (including nominees recommended by shareholders), coordinates the orientation (in conjunction with our Chief Executive Officer) and educational requirements of new and existing directors, develops and implements our corporate governance policies and assesses the effectiveness of the Board of Directors and its committees. The written charter for this committee is available on our website at http://www.odfl.com/Company/corpGovernance.shtml. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. Committee members are appointed annually by a majority of the Board of Directors to serve for one-year terms. The Governance and Nomination Committee met four times in 2012.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide the framework for fulfillment of the Board's duties and responsibilities in light of various best practices in corporate governance and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, our withhold vote policy, meeting requirements and responsibilities of the

Board and its committees. The Corporate Governance Guidelines are available on our website at http://www.odfl.com/company/corpGovernance.shtml.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any person performing similar functions) and employees. Our Code of Business Conduct is available on our website at http://www.odfl.com/company/corpGovernance.shtml. To the extent permissible under applicable law, the rules of the SEC and NASDAQ listing standards, we intend to disclose on our website any amendment to our Code of Business Conduct, or any grant of a waiver from a provision of our Code of Business Conduct, that requires disclosure under applicable law, the rules of the SEC or NASDAQ listing standards.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Any communication so received will be processed by our Corporate Secretary and be promptly delivered to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication.

Director Nominations

The Governance and Nomination Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with our bylaws and policies regarding director nominations. Shareholders may submit in writing the names and qualifications of potential director nominees to our Corporate Secretary (500 Old Dominion Way, Thomasville, North Carolina 27360) for delivery to the Chairman of the Governance and Nomination Committee for consideration. When submitting a nomination to the Governance and Nomination Committee for consideration, a shareholder must provide the following minimum information for each director nominee: (i) full name, age, and business address; (ii) principal occupation or employment; (iii) number of our shares of common stock beneficially owned; (iv) all information relating to such person that would be required to be disclosed in a proxy statement for the election of directors (including such person's written consent to being named in the proxy statement as a nominee and serving as a director if elected); and (v) a description of all direct and indirect compensation or other material monetary agreements during the past three years, and any other material relationships between or among the nominating shareholder (and his respective affiliates and associates) and the director nominee (and his respective affiliates and associates). The shareholder's nomination must also include, among other things, information regarding the shareholder's economic, voting and other interests that may be material to our and our shareholders' evaluation of the director nominee. Shareholder nominations for director must also be made in a timely manner and otherwise in accordance with our bylaws, as described in more detail in Article 3, Section 6 of our bylaws. If the Governance and Nomination Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) have beneficially owned greater than 5% of our outstanding stock for at least one year prior to the date of nomination, we, to the extent required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in our proxy statement whether the Governance and Nomination Committee chose to nominate the candidate, as well as certain other information required by SEC rules and regulations.

In addition to any director nominees submitted by shareholders, the Governance and Nomination Committee considers candidates submitted by directors, as well as self-nominations by directors, and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Governance and Nomination Committee investigates potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, are similarly evaluated by the Governance and Nomination Committee.

In evaluating prospective nominees, the Governance and Nomination Committee considers the criteria outlined in our Corporate Governance Guidelines, which include personal and professional ethics, integrity and values; director independence; relevant educational and business experience; willingness to devote the time required to fulfill the duties of a director and to develop additional insight into our operations; and a willingness to represent the best interests of us and our shareholders and be objective in evaluating management's effectiveness.

After this evaluation process is concluded, the Governance and Nomination Committee selects and submits nominees to the Board of Directors for further consideration and approval.

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, we and the Governance and Nomination Committee consider the criteria outlined above and as set forth in our Corporate Governance Guidelines when recommending director nominees so that the Board, as a whole, will possess the appropriate skills and expertise to oversee our business. We and the Governance and Nomination Committee believe that the current composition of the Board of Directors reflects a highly talented group of individuals best suited to perform oversight responsibilities for us and our shareholders.

Effect of Withheld Votes on an Uncontested Election

In an uncontested election of directors, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall immediately offer his or her resignation for consideration by the Governance and Nomination Committee. This resignation is conditioned upon the Board's acceptance and thus shall not be effective unless and until the Board of Directors, after considering the recommendation of the Governance and Nomination Committee, accepts the director nominee's offer to resign. Nevertheless, if the director nominee does not wish to remain a director, he or she shall so state and shall tender a non-conditional resignation, which shall be effective as of the date thereof.

The Governance and Nomination Committee will promptly consider the director nominee's offer to resign and will recommend to the Board of Directors whether to accept or reject it. In making this recommendation, the Governance and Nomination Committee will consider all factors deemed relevant by its members, including, without limitation, the stated reasons, if any, why shareholders "withheld" votes for election from such director nominee, the length of service and qualifications of the director nominee, the director nominee's contributions to us, our Corporate Governance Guidelines, whether accepting the offered resignation would cause us to fail to meet any applicable SEC or NASDAQ requirements and whether the director's resignation from the Board of Directors would be in the best interests of us and our shareholders.

The Board of Directors will act on the Governance and Nomination Committee's recommendation no later than 90 days following the date of the shareholders' meeting at which the election occurred. In considering the Governance and Nomination Committee's recommendation, the Board of Directors will consider the information and factors considered by the Governance and Nomination Committee and such additional information and factors as the Board of Directors deem relevant.

Any director nominee who offers his or her resignation for consideration pursuant to the Company's Corporate Governance Guidelines will not participate in the Governance and Nomination Committee or Board of Directors deliberations regarding whether to accept the director nominee's offer to resign.

Risk Management

The Board of Directors is responsible for the oversight of our policies, procedures and systems in place to manage our risk exposure. Our Chief Executive Officer and Chief Financial Officer are responsible for the assessment and management of our risks and regularly report their findings to our Board directly or through their communications with our Audit Committee. To assist senior management and our Audit Committee in fulfilling its responsibilities with regard to risks inherent to our business and the identification, assessment, management, and monitoring of those risks, as well as our decisions relating to our business activities and practices, we hired a Corporate Risk Manager in July 2012. Our Corporate Risk Manager is also tasked with identifying, assessing and providing guidance to senior management and the Audit Committee regarding our enterprise risk management, insurance portfolio, claims management and governance, risk and compliance initiatives. Our Director of Internal Audit also reports any risks that are identified during the internal audit process separately to our Chief Executive Officer, Chief Financial Officer, Corporate Risk Manager and our Audit Committee. After gathering and assessing risk information from each of these sources, our Audit Committee reports the results of its review to the Board on a regular basis.

Other committees of the Board have risk oversight responsibility as well. The Governance and Nomination Committee is responsible for the oversight of risks associated with succession planning and corporate governance matters, and the Compensation Committee is primarily responsible for the oversight of risks associated with employment agreements, compensation arrangements and the attraction and retention of qualified employees. The

Chairmen of both the Governance and Nomination Committee and the Compensation Committee report the results of their meetings and reviews to the Board on a regular basis.

Our Lead Independent Director promotes effective communication and consideration of matters presenting significant risks to the Company through his role in coordinating with our Executive Chairman and Chief Executive Officer on meeting agendas, advising committee chairmen, chairing meetings of the independent directors and communicating between the independent directors, our Executive Chairman and our Chief Executive Officer.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a written policy that requires advance approval of all audit services, audit-related services, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permissible non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve permitted services under $20,000 provided that the Chairman reports any decisions to all members of the Audit Committee at the earliest convenience. In the event the Chairman is unavailable, the remaining members must unanimously approve any request for permitted services, not to exceed $20,000, and notify the Chairman at the earliest convenience.

Policy for Accounting Complaints

The Audit Committee has established procedures for (i) the receipt, retention and processing of complaints related to accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, in compliance with Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and related SEC rules and regulations. The Audit Committee has contracted with a third party to provide a toll-free telephone number and internet service that is staffed 24 hours a day, seven days a week. This service documents the complaint, assigns a reference number to the complaint for tracking purposes and forwards that information, through email, to the Audit Committee Chairman and the Director of Internal Audit. In the event the complaint concerns an internal audit matter, only the Audit Committee Chairman is notified. Either the Audit Committee Chairman or Director of Internal Audit, using whatever resources are required, investigates the complaint. Corrective action, if deemed necessary, is decided upon by the Audit Committee Chairman and then implemented as needed. The identity of the individual submitting the complaint and the details of the complaint remain anonymous throughout this process. We periodically test this process to ensure that complaints are handled in accordance with these procedures.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Culp (Chairman), Suggs and Wray. None of the current members of the Compensation Committee has ever served as an officer or employee of our Company or had any relationship during the year ended December 31, 2012 that would be required to be disclosed pursuant to the SEC's Item 404 of Regulation S-K. No interlocking relationships exist between our current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain of our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of the reports filed with the SEC since January 1, 2012 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed on a timely basis, except for Jeffery W. Congdon and Susan C. Terry, who are 10% owners of our common stock as members of a Section 13(d) group. On September 10, 2012, due to a clerical error, Jeffrey W. Congdon and Susan C. Terry jointly filed a Form 3, which incorrectly reported 513,022 shares beneficially owned by Susan C. Terry as trustee of the Susan C. Terry Revocable Trust. On October 9, 2012, an amendment to the Form 3 was filed to report the correct amount of 863,189 shares beneficially owned by Susan C. Terry as trustee of the Susan C. Terry Revocable Trust.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees our financial reporting, internal controls and audit functions on behalf of the Board of Directors and operates under a written charter, which is reviewed on an annual basis and was most recently revised on July 31, 2012. The charter is available on our website at http://www.odfl.com/company/corpGovernance.shtml. The Audit Committee is comprised solely of independent directors as defined by SEC rules and regulations and NASDAQ listing standards. Two of the three members of the Audit Committee, including the Chairman, have been designated as “audit committee financial experts” as that term is defined by SEC rules and regulations. The Chairman reports the Audit Committee's actions and deliberations to the Board at quarterly scheduled Board meetings.

During the fiscal year ended December 31, 2012, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. Among its actions, the Audit Committee:

•
reviewed and discussed our quarterly earnings releases and the quarterly financial statements filed on Forms 10-Q with the SEC, with management and our independent registered public accounting firm, Ernst &Young LLP (“E&Y”);

•	reviewed with management, the internal auditor and E&Y the audit scope and plan for the audit of the fiscal year ended December 31, 2012; and

•	met with each of the internal auditor and E&Y, outside the presence of management, to discuss, among other things, our financial disclosures, accounting policies and principles and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee also reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting. E&Y is responsible for performing an independent audit of those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of our internal control over financial reporting.

During the course of 2012, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related SEC rules and regulations. The Audit Committee was kept apprised of the progress of the documentation, testing and evaluation and provided oversight to management during the process. The Audit Committee reviewed the report of management contained in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, as well as E&Y's Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K relating to its audit of (i) the financial statements and financial statement schedule and (ii) the effectiveness of our internal control over financial reporting.

The Audit Committee reviewed with our independent registered public accounting firm its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable Public Company Accounting Oversight Board (the "PCAOB") standards and SEC Rule 2-07 of Regulation S-X. In addition, the Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and has discussed with E&Y that firm's independence. The Audit Committee has also considered the compatibility of the provision of non-audit services with E&Y's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

The Audit Committee,
J. Paul Breitbach, Chairman
Robert G. Culp, III
D. Michael Wray

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our guiding principles in the development of our executive compensation philosophy have been to align executive compensation with both our business objectives and the interests of our shareholders. We have attempted to balance the principal elements of our compensation program (base salary, short-term performance-based pay and longer-term incentives) to motivate our executives to achieve our short-term financial objectives as well as our long-term goal of increasing shareholder value, which is substantially dependent on our achievement of our short-term objectives. We believe a significant portion of executive compensation should be based upon performance and we have designed our elements of compensation accordingly. We do not believe the elements of our executive compensation program encourage excessive risk-taking, and we and our Board review our program periodically to ensure it is operating in accordance with our objectives.

Old Dominion's executive compensation program ties a significant portion of current cash compensation directly to corporate performance primarily through the Performance Incentive Plan (the “PIP”). As described below, the PIP provides for monthly payouts of a specified percentage of our monthly pre-tax income to the participants, subject to a minimum level of profitability. We believe this plan has been instrumental in motivating our named executive officers and other participating officers to achieve and sustain superior profitability in our industry. For more information on the PIP, see "Proposal 3 - Reapproval of Material Terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan" beginning on page 39 of this proxy statement.

We believe long-term incentives are also necessary to reward loyalty and create shareholder value. Accordingly, our compensation program provides for awards under the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “Phantom Stock Plan”) and its successor plan, the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the “2012 Phantom Stock Plan”), described below, which have vesting and continued service requirements and are linked to the value of our common stock. Other long-term components consist primarily of employee deferrals of short-term cash compensation into our Nonqualified Deferred Compensation Plan and contributions to our 401(k) retirement plan, which also are described in more detail below.

The principal factors in the Compensation Committee's executive compensation decisions for 2012 were the Company's financial performance, the relationship of executive compensation to the Company's income before taxes and the amount of compensation that is performance-based. With the improvement in our Company's financial results during 2011 and the outlook for 2012, the Compensation Committee approved a 3% increase in the base salaries for our named executive officers as well as all other officers effective January 6, 2012. This increase followed an earlier increase of approximately 3% provided to non-officer employees effective September 2, 2011. The improvement in our financial performance during 2012 also resulted in increases in PIP payouts to our officers, including our named executive officers, as compared to 2011. As a result, total cash compensation as a group for our named executive officers increased 17.6% in 2012 from 2011, which is less than the 24.1% increase in the Company's income before taxes for the same period.

Objectives of Our Executive Compensation Programs

Our executive compensation programs are designed to achieve the following objectives, consistent with the principles and philosophy outlined above:

•	motivate and reward our executives to increase earnings;

•	provide the opportunity for a high level of compensation for superior corporate performance as a means to increase long-term shareholder value; and

•	promote and foster an environment of cooperation and “team spirit.”

We also believe it is critical that our compensation program is structured to:

•	attract talented, knowledgeable and experienced executives, who are critical to our success in the highly competitive transportation industry;

•	retain our executives so they can add further value in current and future roles by providing long-term incentives that reward loyalty and retention; and

•	provide a reasonable level of compensation protection to our executive officers to offset some of the risks of a change in ownership.

Role of Compensation Committee and Independent Directors

The Compensation Committee is comprised entirely of independent directors, and this committee is charged with recommending to our Board the compensation of our Chief Executive Officer and determining the compensation paid to our other named executive officers. Additionally, the Compensation Committee makes recommendations to the Board regarding the adoption of, and changes to, our executive compensation plans.

David S. Congdon, our President and Chief Executive Officer, has a significant role in the compensation-setting process, including:

•	providing recommendations to the Compensation Committee on business performance targets and objectives;

•	evaluating individual performance; and

•	providing recommendations to the Compensation Committee for salary and equity or non-equity based awards.

Neither Earl E. Congdon, our Executive Chairman, nor David S. Congdon participates in the Compensation Committee's deliberations regarding his individual performance, salary level, non-equity incentive plan compensation or other compensation that may be granted to him.

The Compensation Committee has the authority to hire outside advisors, such as compensation consultants, to render guidance and assistance when the Committee deems it appropriate and advisable. The Compensation Committee, at its discretion, determines both the frequency that outside consultants are engaged and the scope of work these consultants perform.

The Compensation Committee's Use of Benchmarking and Related Data

The Compensation Committee did not retain a compensation consultant for the purpose of making executive compensation determinations for 2012. After considering the value of the internal analysis that was prepared by Company management in 2011, the Compensation Committee directed Company management to expand the 2011 internal analysis, using public information filed with the SEC for named executive officers, to include two additional publicly-traded transportation companies, such that the analysis would include the following: YRC Worldwide Inc., Con-way Inc., J.B. Hunt Transport Services, Inc., Landstar System, Inc., Werner Enterprises, Inc., Arkansas Best Corporation, Saia, Inc., Swift Transportation Company and Roadrunner Transportation Systems, Inc.

The Compensation Committee considered the information provided by the 2012 internal management study in making its decisions for 2012 and 2013 executive compensation programs and how those programs are applied to our named executive officers.

Elements of Compensation

The following discusses each of the components of our executive compensation program and the decisions the Compensation Committee made in connection with 2012, and where appropriate, 2013 compensation.

Annual Base Salary

We have historically increased the base salaries of our named executive officers annually for an inflationary factor and, in some instances, a modest incremental adjustment attributable to our overall growth and financial performance. The Compensation Committee also has approved additional salary increases for certain officers, including certain named executive officers, when job performance and/or increased job responsibilities warrant. As noted above, a 3% increase in base salary was provided to our named executive officers for 2012.

The Compensation Committee determined on October 30, 2012 that all officers, including our named executive officers, should receive a 3% increase in base salary to be effective on January 4, 2013. This followed an increase of approximately 3% for our non-officer employees that was effective September 7, 2012.

The table below reflects the annual base salaries for our named executive officers that have been approved by the Compensation Committee for 2013, and the actual base salaries that were approved and paid in 2012 and 2011:

Named Executive Officer	2013 Base Salary ($)	2012 Base Salary (1) ($)	2011 Base Salary (1) ($)
Earl E. Congdon	541,059	525,300	510,000
David S. Congdon	541,059	525,300	510,000
Greg C. Gantt	397,837	386,250	375,000(2)
J. Wes Frye	323,039	313,630	304,495
Cecil E. Overbey, Jr.	238,702	231,750	(3)

(1)	The base salaries reported in this table and amounts reflected in the Summary Compensation Table may differ due to the timing of effective dates for base salary changes.

(2)
Reflects Mr. Gantt's annual base salary effective June 30, 2011, the date he was appointed Executive Vice President and Chief Operating Officer. Prior to June 30, 2011, Mr. Gantt's 2011 annual base salary was $310,000.

(3)	Mr. Overbey was not a named executive officer for the year ended December 31, 2011.

In approving the 3% increase in base salary for our named executive officers that was effective for 2012, the Compensation Committee considered the similar 3% increase provided to non-officer employees, the continued improvement in the Company's financial results and the Company's superior performance as compared to the LTL industry. The Committee also considered that our named executive officers would likely experience significant increases in their total cash compensation due to forecasted increases in payouts under the PIP, which historically have been a significant component of the short-term cash compensation paid to our named executive officers. As a result, the inflationary adjustments of 3% for both 2012 and 2013 were deemed appropriate for our named executive officers.

Non-equity Incentive Plan

During 2012, our named executive officers participated with certain other employees in our PIP, which is administered by the Compensation Committee. Participants were selected by the Compensation Committee, with input by senior management, to receive a monthly cash incentive payment based upon a fixed percentage, or participation factor, of our pre-tax income. The Compensation Committee approved the participation factors for our named executive officers and other key participants and monitored the compensation derived from the PIP.

The material terms of the PIP were approved by our shareholders at our annual meeting held on May 28, 2008. Shareholder approval enabled us to maximize our income tax deductions for compensation paid to certain employees under our cash incentive program pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholders again have the opportunity to review and approve material terms of this plan as outlined in Proposal 3 beginning on page 39 of this proxy statement.

The formula applied for each participant in the PIP is shown below:

Monthly Income Before Income Taxes x Participation Factor = Monthly Payout

The Compensation Committee has determined that the long-term average of “at risk” performance-based cash compensation should be approximately 65% of total cash compensation for the named executive officer group. As this component of “at risk” compensation is performance-based, the Committee understands that there will be periods where the compensation could be lower or higher than this average. As economic conditions and our profitability improved in 2012, the “at risk” cash compensation paid to the named executive officers was between 70.2% and 84.4% of total cash compensation.

The Compensation Committee established the 2012 participation factor for each of our named executive officers at the same level as it was at year-end 2011. The Compensation Committee also made no change in the participation factors for our named executive officers in making its executive compensation decisions for 2013. The following table shows the 2012 participation factor and the payout (the percentage of our income before income taxes) received by each of our named executive officers for each of 2012 and 2011:

Named Executive Officer	2012 PIP Participation Factors (%)	2012 PIP Payout ($)	2011 PIP Payout ($)
Earl E. Congdon	1.04	2,840,219	2,288,873
David S. Congdon	1.04	2,840,219	2,288,873
Greg C. Gantt(1)	0.35	955,843	702,873
J. Wes Frye	0.28	764,674	616,235
Cecil E. Overbey, Jr.	0.20	546,196	(2)

(1)
Commensurate with Greg C. Gantt's appointment as Executive Vice President and Chief Operating Officer, effective June 30, 2011, the Compensation Committee approved an increase in his PIP participation factor from 0.28% for the first six months of 2011 to its current level of 0.35% of income before income taxes.

(2)	Mr. Overbey was not a named executive officer for the year ended December 31, 2011.

The cash incentive provided by the PIP is determined on a monthly basis and paid to participants only if our pre-tax income exceeds 2% of revenue for that month. We met this minimum threshold of profitability for each month in 2012 and, as a result, our named executive officers received cash compensation from the PIP each month based upon their respective participation factor and our pre-tax income.

The Compensation Committee recognizes that a feature of the PIP is that it can produce higher-than-market cash compensation during periods of high profitability, including periods when our period-over-period performance may have declined. However, it is also the case that the PIP can produce lower-than-market cash compensation during periods of low profitability, including periods when our period-over-period performance has improved.

The Compensation Committee has considered whether our employee compensation policies and practices, including our PIP, create inadvertent incentives for executive management and other participants to make decisions that are reasonably likely to have a material adverse effect on us, and believes they do not. The Committee believes the overarching characteristic of the PIP is its ability to create a highly motivated management team that is focused on improving our performance and creating long-term value for our shareholders.

The Old Dominion Freight Line, Inc. Phantom Stock Plan

The Old Dominion Freight Line, Inc. Phantom Stock Plan, as amended (the "Phantom Stock Plan"), provides a long-term retirement incentive for our named executive officers. While awards under this plan are discretionary, it has been our practice to award phantom stock annually during the first quarter of each year based upon the prior year's financial performance. Phantom Stock Plan awards are considered compensation in the year of the award.

The Compensation Committee generally determines the awards based on a percentage of annual base salary in relation to our operating ratio for the previous fiscal year. Prior to 2008, no awards under the Phantom Stock Plan were made unless our operating ratio was 91% or lower. However, in order to strengthen the long-term components of our executive compensation program and in response to advice the Compensation Committee received from its compensation consultant in 2007, the Committee adopted a policy to generally make an annual grant to participants in the Phantom Stock Plan equal to 20% of a participant's base salary, even if our operating ratio falls short of our minimum target. Beginning in 2008, the Compensation Committee has used the table below to determine the amount of phantom stock grants under the plan:

Operating Ratio	Phantom Stock Awards Granted as a % of Annual Base Salary
Greater than 90%	20%
89% to 90%	30%
88% to 89%	40%
Less than 88%	50%

Our operating ratio was 87.6%, 90.7% and 94.3% for years 2011, 2010 and 2009, respectively. The following table reflects the value of phantom stock awarded to each of our named executive officers in the year of the award based on the prior year's operating ratio and valued at the grant date fair value. The value of each award is calculated based on the designated percentage of each named executive officer's annual base salary, and the number of shares awarded is calculated by dividing the value of each award by the average closing price of our common stock for the fourth, fifth and sixth trading days following the public release of our fourth quarter earnings.

Named Executive Officer	Value of Phantom Stock Award ($)
	2012	2011	2010
Earl E. Congdon	266,886	102,440	98,772
David S. Congdon	266,886	102,440	98,772
Greg C. Gantt	196,240	55,944	53,938
J. Wes Frye	159,356	61,165	58,987
Cecil E. Overbey, Jr.	117,744	(1)	(1)

(1)	Mr. Overbey was not a named executive officer for the years ended December 31, 2011 and 2010.

Our operating ratio was 86.5% in 2012. As a result, the Compensation Committee approved grants of phantom stock equal to 50% of base salary in January 2013, which are considered compensation for the fiscal year 2013. These January 2013 grants were made under our new 2012 Phantom Stock Plan, which is discussed below.

Phantom stock awards under the Phantom Stock Plan vest on the earlier to occur of the following, provided the named executive officer is employed by us on such date: (i) the date of a change of control in our ownership; (ii) the fifth anniversary of the grant date; (iii) the date of the named executive officer's death; (iv) the date of the named executive officer's total disability; or (v) the date the named executive officer attains the age of 65. Under the Phantom Stock Plan, awards that are not vested upon termination of employment are forfeited. All vested and unvested awards generally are forfeited if termination of employment occurs for cause or prior to attaining the age of 55, unless the termination results from death or total disability or the Compensation Committee determines otherwise. Phantom stock awards are settled in cash after the required vesting period and upon termination of employment. Our named executive officers are each entitled to receive the fair market value of each share of phantom stock on the settlement date and, unless subject to restrictions under Section 409A of the Code, will be paid in 24 equal monthly installments in accordance with the plan. Because of the required vesting period and settlement provisions, this component of compensation generally rewards longevity and provides a retirement benefit to our named executive officers that is directly tied to shareholder value. The Compensation Committee has the authority under the plan to modify or accelerate vesting at its discretion.

The Phantom Stock Plan expired on May 15, 2012; therefore, future benefits of this component of compensation were rendered ineffective on that date. The Compensation Committee recommended and our Board of Directors determined that a new phantom stock plan be developed, which is discussed below.

The Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan

On October 30, 2012, the Board of Directors approved the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the "2012 Phantom Stock Plan") to be administered by the Compensation Committee. The 2012 Phantom Stock Plan replaces the Phantom Stock Plan that expired on May 15, 2012 and is intended to provide a similar long-term retirement incentive to our executives. The maximum number of shares of phantom stock available for awards under the 2012 Phantom Stock Plan is 1,000,000, subject to adjustment to prevent dilution or enlargement caused by changes in our outstanding shares of common stock. Each award vests 20% on the anniversary of the grant date and is fully vested on the fifth anniversary provided that (i) the participant has been continuously employed by us from the grant date until each respective vesting date, (ii) the participant has been continuously employed by us for at least ten years on the respective vesting date, and (iii) the participant has attained age 65 on the respective vesting date. In addition and notwithstanding the above, each award will also vest on the earliest to occur of the following: (i) the date of a change in control of the Company, (ii) the date of the participant's death, or (iii) the date of the participant's total disability, in each case provided that the participant has been continuously employed by us from the grant date until the date of the respective event. If the participant's employment is terminated before attaining age 65 for any reason other than death or total disability, or at any time for cause, as defined in the plan, the participant will forfeit all awards, both vested and unvested outstanding as of the date of such termination of employment and no payments will be made thereon unless determined otherwise by the administrator.

Participants are entitled to receive amounts due for each vested share of phantom stock on the settlement date from our general funds. The settlement date is the earliest of (i) the date of the participant's termination of employment for any reason other than death, total disability or for cause, (ii) the date of the participant's death while employed by us, or (iii) the date of the participant's termination of employment as a result of total disability. Unless the award agreement provides otherwise, such amounts will be paid in cash to the participant in 24 substantially equal monthly installments commencing on the first day of the calendar month next following the settlement date. Participants may, with respect to each grant, provide for payment in any other manner for up to five years following settlement, subject to the limitations set forth in each individual award agreement. Each participant also has the ability to defer the annual installments payable under an award agreement for a period of five years by filing a written election with the administrator at least one year in advance of the date as of which payment of the annual installments would otherwise commence. Any payment may be delayed, if necessary, to comply with Section 409A of the Code. No shares of common stock will be issued pursuant to the 2012 Phantom Stock Plan, and payments are made solely in cash.

During 2012, the Board of Directors did not award any phantom stock shares to participants under the 2012 Phantom Stock Plan.

401(k) Retirement Plan

Our named executive officers may participate in our 401(k) retirement plan, which includes a matching provision that is based upon the participant's contributions. We consider this match in our evaluation of overall compensation; however, we believe the maximum employee contribution and matching limits in our plan are, alone, insufficient to enable our named executive officers to save an amount that is adequate for their retirement or be competitive with similarly-situated executives at other companies in our industry. As a result, we offer certain employees, including our named executive officers, the opportunity to participate in a non-qualified deferred compensation plan.

Nonqualified Deferred Compensation Plan

Because we do not provide a significant retirement plan for our named executive officers, we offer them an alternative vehicle for funding their retirement through our 2006 Nonqualified Deferred Compensation Plan. This plan allows eligible participants, including our named executive officers, to defer significant percentages of both their annual base salary and their monthly non-equity incentive compensation. The plan is described in further detail on page 30 of this proxy statement.

Section 162(m) of the Code

Our shareholders approved the material terms of the PIP at the 2008 annual meeting of shareholders and we are again seeking shareholder approval at the Annual Meeting. This approval enabled us, pursuant to Section 162(m) of the Code, to maximize our income tax deductions for compensation paid to certain participants in the PIP. The Compensation Committee considers deductibility of executive compensation paid to our named executive officers, although prior to 2008 it awarded compensation despite non-deductibility when it believed such compensation was warranted and reserves the discretion to do so under appropriate circumstances.

Employment Agreements

We currently maintain employment agreements with Earl E. Congdon, our Executive Chairman of the Board, and David S. Congdon, our President and Chief Executive Officer. These employment agreements are designed to:

•	establish non-competition and non-solicitation agreements, in order to limit our exposure to competition by any of these executives in the event of termination of his employment;

•	provide long-term incentives to retain David S. Congdon and to ensure the continuity of leadership upon the retirement of Earl E. Congdon;

•	provide protection to these executives in the event we experience a change in control; and

•	limit our exposure to a sudden and significant drop in the market value of our common stock that could result from a liquidation of shares by the estate of these executives in the event of death.

Each agreement was tailored to address the competitive and financial exposures to both us and the employee referred to above. These agreements were originally executed on May 17, 2004 and were amended and restated on May 28, 2008. In May 2010 and January 2012 (effective May 2012), we also extended the term of the employment for Earl E. Congdon. Effective November 1, 2012, we amended and restated the employment agreement for Earl E. Congdon to, among other things, establish a “double-trigger” change in control feature and address certain Code Section 409A matters. Also effective November 1, 2012, we amended the employment agreement for David S. Congdon (which already contained a “double-trigger” change in control feature) to, among other things, address certain Code Section 409A matters. A more detailed discussion of the terms and provisions of these agreements is provided on page 32 of this proxy statement.

Change of Control and Post-Employment Benefit Considerations

The employment agreements for each of Earl E. Congdon and David S. Congdon provide for post-employment benefits that result from a change in control. In addition, David S. Congdon is entitled to receive post-employment benefits upon termination for any reason, except for death, termination by us for cause and termination by the executive for a reason not constituting “good reason.” A “change of control” does not constitute “good reason,” but a fundamental disagreement with the Board following a change of control does constitute “good reason.” The employment agreements, including post-employment benefits, are described in more detail on page 32 of this proxy statement.

The Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, as amended, provides for post-employment benefits that result from a change in control to eligible key executives, including three named executive officers: Greg C. Gantt, J. Wes Frye and Cecil E. Overbey, Jr. The benefits provided by this plan are described in more detail on page 34 of this proxy statement.

We believe that the employment agreements and the Change of Control Severance Plan for Key Executives provide a reasonable level of protection to our named executive officers in the event we experience a change of control. We also believe the post-employment benefits provided in the employment agreement for David S. Congdon are an effective incentive for retaining this key executive officer, who we believe is critical to our continued success.

Other Benefits and Perquisites

Our named executive officers participate equitably, except as noted below, with all employees in our employee benefit plans, which include medical, dental, vision, short-term disability and group life insurance. Each named executive officer receives term-life insurance benefits insuring his life for $300,000, if under the age of 70, or $150,000, if over the age of 70. In addition, the employment agreement with David S. Congdon provides for the reimbursement of premiums for term-life insurance coverage up to $10,000,000, subject to certain limitations. This perquisite was granted to Mr. Congdon to protect us from a sudden and significant drop in the market value of our common stock that could result from a liquidation of shares by his estate in the event of his death. Earl E. Congdon, at his own expense, has obtained additional life insurance benefits that we deem adequate in mitigating this risk; therefore, no additional life insurance benefits were provided to him.

We provide basic employee group health and dental coverage for all employees but charge a premium for dependent and family coverage. We have waived the premiums for basic coverage for our named executive officers' families, which are included in the “All Other Compensation” column of the Summary Compensation Table on page 25 of this proxy statement.

The named executive officers, with the exception of J. Wes Frye, are allowed to use a Company-provided automobile. We have adjusted the annual base salary commensurately for Mr. Frye to compensate for the absence of this perquisite.

The employment agreements for Earl E. Congdon and David S. Congdon allow for personal use of corporate aircraft. In 2012, personal use of our corporate aircraft by our named executive officers represented approximately 4.7% of the total hours that our aircraft were utilized. The incremental cost for the personal use of our corporate aircraft is included in the “All Other Compensation” column of the Summary Compensation Table on page 25 of this proxy statement.

Advisory Vote on Executive Compensation

We conducted our first advisory vote on the approval of compensation for our named executive officers at our 2011 Annual Meeting. While this was a non-binding vote, we believe it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, all of which are disclosed in our proxy statement. Our Board of Directors and Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

At the 2012 Annual Meeting, 72.4% of the votes cast on the advisory vote to approve the compensation of our named executive officers were in favor of the proposal. Our Compensation Committee and our Board of Directors have carefully considered the advisory vote results and continue to believe that our existing executive compensation program has been and remains tailored to our business strategies, aligns pay with performance, reflects competitive pay practices and appropriately rewards or penalizes our management team based on the level of financial success of our Company each year. Our strong, industry-leading financial performance in 2012 reinforces the view of our Compensation Committee and Board of Directors that our executive compensation program is achieving its objectives.

Nevertheless, following last year's advisory vote, the Compensation Committee made certain changes to the executive compensation program to continue to align the program with shareholder interests. These changes included the following:

•
In connection with John R. Congdon's resignation as our Senior Vice President effective in August 2012, we executed a written Termination of Amended and Restated Employment Agreement, as amended, pursuant to which the agreement was terminated without penalty to us and was of no further force or effect as of August 2012.

•
Effective in November 2012, we amended and restated the employment agreement for Earl Congdon to, among other things, establish a “double-trigger” change in control feature. See “Executive Compensation - Employment Agreements” beginning on page 32 of this proxy statement.

•
In January 2013, our Board of Directors revised our securities trading policy to strengthen our existing prohibition against hedging of our securities and to prohibit any pledging of our securities by directors, officers and employees. Specifically, the revised policy prohibits directors, officers and employees from purchasing any financial instrument, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that is designed to hedge or offset any decrease in the market value of our securities. The policy also prohibits directors, officers and employees from holding our securities in margin accounts or pledging our securities for a loan.

The Compensation Committee and the Board of Directors will continue to consider shareholder sentiments about our core principles and objectives when determining executive compensation.

We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposal 2 at the Annual Meeting. For more information, see “Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers” beginning on page 38 of this proxy statement.

Conclusions

Our Compensation Committee has considered all of the elements of compensation described above and their role in determining the total amount of current compensation for our named executive officers. The Committee believes the amount of each element and the total amount of compensation for each named executive officer are reasonable and appropriate in light of the officer's experience and individual performance, our operational and financial performance and the officer's role in creating shareholder value. The Committee considered the 2012 comparative analysis of named executive officers at nine publicly-traded transportation companies that was prepared by management and concluded our compensation strategy is functioning as intended. The Committee also considered the changes made to our program during 2012 and 2013 and whether our compensation policies and practices promote or encourage unnecessary and excessive risks and concluded they do not.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the year ended December 31, 2012 through incorporation by reference to this proxy statement.
Except for the annual report on Form 10-K described above, this Compensation Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless such filing explicitly incorporates this report.

The Compensation Committee,
Robert G. Culp, III, Chairman
Leo H. Suggs
D. Michael Wray

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table provides an overview of compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (together, our “named executive officers”) for the years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Earl E. Congdon Executive Chairman of the Board	2012	524,711	266,886	2,840,219	56,953	3,688,769
	2011	509,807	102,440	2,288,873	62,758	2,963,878
	2010	499,980	98,772	1,306,836	51,558	1,957,146
David S. Congdon President, Chief Executive Officer and Director	2012	524,711	266,886	2,840,219	60,681	3,692,497
	2011	509,807	102,440	2,288,873	58,756	2,959,876
	2010	499,980	98,772	1,306,836	75,695	1,981,283
Greg C. Gantt Executive Vice President and Chief Operating Officer	2012	385,817	196,240	955,843	15,317	1,553,217
	2011	337,506	55,944	702,873	11,543	1,107,866
	2010	273,000	53,938	351,841	9,580	688,359
J. Wes Frye Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary	2012	313,278	159,356	764,674	15,625	1,252,933
	2011	304,380	61,165	616,235	10,267	992,047
	2010	298,524	58,987	351,841	8,849	718,201
Cecil E. Overbey, Jr. Senior Vice President - Strategic Development(4)	2012	231,490	117,744	546,196	16,688	912,118

(1)
Reflects the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation - Stock Compensation (“ASC 718”), disregarding the estimate of forfeitures related to applicable service-based vesting conditions. Awards were granted in 2012 pursuant to the provisions of the Phantom Stock Plan. These awards were based on fiscal year 2011 financial results and are included below in the Grants of Plan-Based Awards table. Each named executive officer was awarded a number of phantom shares equal to 50% of his base salary on the grant date divided by the average closing price of our common stock for the three-day period commencing February 8, 2012 and ending February 10, 2012. The value of these awards in the table was determined by multiplying the number of phantom stock shares awarded to each named executive officer by the split-adjusted closing share price of $29.73 on the grant date of February 13, 2012, and assumes that all shares will vest based on the requirements of the Phantom Stock Plan. No shares of our common stock will be issued pursuant to the Phantom Stock Plan, as the awards are required to be settled in cash. While 2011 financial results were used in the determination of the awards granted in 2012, awards under the Phantom Stock Plan are discretionary and are considered earned in the year granted. Additionally, our Compensation Committee considers the value of the grant as part of the compensation in the year of grant when evaluating annual compensation for our named executive officers.

(2)
Pursuant to our PIP, we pay monthly cash incentives to our named executive officers based upon our pre-tax income during the fiscal year subject to certain restrictions. Cash incentives are generally paid in the month following the actual month in which the cash incentive is earned; therefore, the table reflects the cash incentives earned for each of the 12 months of the respective year, regardless of when the incentive payment was actually made.

(3)	See “All Other Compensation” below for the amounts and descriptions of these components of compensation in 2012.

(4)	Mr. Overbey was not a named executive officer for the years ended December 31, 2011 and 2010.

All Other Compensation

The allocation of 2012 “All Other Compensation” from the Summary Compensation Table is presented below:

Name	Personal Use of Corporate Aircraft ($)(1)	Life Insurance Premiums ($)(2)	Group Health Premiums ($)(3)	Personal Use of Corporate Automobile ($)(4)	Company Contributions to the 401(k) Plan ($)(5)	Total ($)
Earl E. Congdon	40,829	2,462	1,976	2,458	9,228	56,953
David S. Congdon	21,108	20,970	2,600	6,775	9,228	60,681
Greg C. Gantt	—	1,285	2,600	2,079	9,353	15,317
J. Wes Frye	—	3,794	2,600	—	9,231	15,625
Cecil E. Overbey, Jr.	—	687	2,600	5,440	7,961	16,688

(1)	For the purpose of this table, compensation for the personal use of the corporate aircraft is calculated using incremental variable cost per flight hour.

(2)
Includes the following: (i) the taxable excess group term-life insurance premiums under our group term-life insurance policy for all employees and (ii) reimbursement of term-life premiums for a $10,000,000 policy provided to David S. Congdon under his employment agreement that is further described in “Employment Agreement with David S. Congdon” on page 33 of this proxy statement.

(3)
We offer our employees a choice in group health and dental plans that vary by the level of benefits available and premiums paid by the employee. Employee premiums for our basic group plans are waived for our named executive officers. If our named executive officers elect to enroll in plans with higher benefits and premiums, they are required to pay the difference in premiums between the basic plan and the more robust plan selected. The amount in the table reflects the value of the basic group health and dental premiums that we waived for our named executive officers in 2012.

(4)
The amount reflected in the table for personal use of a Company-provided automobile is calculated by allocating the fixed and variable costs of the vehicle over the percentage of personal versus total mileage driven.

(5)
Each of our named executive officers is eligible to participate in the Old Dominion 401(k) Employee Retirement Plan on the same basis as other employees. Employee contributions are limited to a percentage of their compensation, as defined in the plan. We guarantee a match of 30% of the first 6% of all employee contributions. Additional employer contributions may be awarded on a non-discriminatory basis to all participants at the discretion of our Board of Directors.

2012 Grants of Plan-Based Awards

The following table provides information regarding plan-based awards made to our named executive officers during fiscal 2012:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold	Target	Maximum
Earl E. Congdon	2/13/2012	—	—	—	8,976	266,886
David S. Congdon	2/13/2012	—	—	—	8,976	266,886
Greg C. Gantt	2/13/2012	—	—	—	6,600	196,240
J. Wes Frye	2/13/2012	—	—	—	5,360	159,356
Cecil E. Overbey, Jr.	2/13/2012	—	—	—	3,960	117,744

(1)	All payments made pursuant to the PIP and relating to the 2012 fiscal year have been made and are reflected in the ”Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Shares of phantom stock granted in 2012 were based upon our financial performance in fiscal year 2011. Each named executive officer was awarded shares of phantom stock equal to 50% of his base salary on the grant date divided by the average closing price of our common stock for the three-day period commencing February 8, 2012 and ending February 10, 2012. While 2011 financial results were used in the determination of the awards granted in 2012, awards under the Phantom Stock Plan are discretionary and are considered earned in the year granted. Additionally, our Compensation Committee considers the value of the grant as part of the compensation in the year of grant when evaluating compensation to our named executive officers. No shares of our common stock will be issued pursuant to the Phantom Stock Plan, as the awards are required to be settled in cash.

(3)
The grant date fair value of phantom stock awards, computed in accordance with ASC 718, is determined by the number of shares set forth above multiplied by the February 13, 2012 split-adjusted closing share price of $29.73 as reported on the NASDAQ Global Select Market.

Old Dominion Freight Line, Inc. Phantom Stock Plan

On May 16, 2005, our Board of Directors approved the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “Phantom Stock Plan”), which provides a long-term retirement incentive for our key executives, including our named executive officers, that is tied directly to shareholder value. The Phantom Stock Plan was amended and restated effective January 1, 2009 to comply with the provisions of Section 409A of the Code. The Phantom Stock Plan was further amended on May 18, 2009 to permit the administrator to establish the fair market value of our common stock for award purposes using any good-faith method. On May 17, 2011, the Phantom Stock Plan was further amended to modify vesting requirements so that each award vests on the earlier to occur of the following, provided the participant is employed by us on such date: (i) a change of control in our ownership; (ii) the fifth anniversary of the grant date of the award; (iii) the date of the participant's death; (iv) the date of the participant's total disability; or (v) the date the participant attains the age of 65. Under this amendment, the Board of Directors has sole discretion to modify and/or accelerate vesting of an award with respect to a participant.

Each share of phantom stock awarded under the Phantom Stock Plan represents a contractual right to receive an amount in cash equal to the fair market value of a share of our common stock on the settlement date, to be paid out of our general funds. As a result, no shares of common stock will be issued pursuant to the Phantom Stock Plan.

All disclosures in this proxy statement concerning the number of shares and share value under the Phantom Stock Plan have been adjusted for the 3-for-2 common stock splits that were effected on November 30, 2005, August 23, 2010 and September 7, 2012. The maximum number of shares of phantom stock available for awards under the Phantom Stock Plan was 843,750, of which 599,770 shares have been awarded. The Phantom Stock

Plan expired in May 2012, therefore no additional phantom shares will be awarded under this particular plan. On October 30, 2012, the Board of Directors approved the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the "2012 Phantom Stock Plan") to be administered by the Compensation Committee. The 2012 Phantom Stock Plan replaced the Phantom Stock Plan that expired in May 2012 and is intended to provide a similar long-term retirement incentive to our executives. The maximum number of shares of phantom stock available for awards under the 2012 Phantom Stock Plan is 1,000,000, subject to adjustment to prevent dilution or enlargement caused by changes in our outstanding shares of common stock.

The Phantom Stock Plan and the 2012 Phantom Stock Plan are discussed in more detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Outstanding Awards at 2012 Fiscal Year-End

The following table reflects the Phantom Stock Plan awards to our named executive officers that have not vested at year-end 2012 due to the vesting requirements of the Phantom Stock Plan:

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David S. Congdon(3)	37,921.0	1,299,932
Greg C. Gantt(4)	22,406.2	768,085
Cecil E. Overbey, Jr.(5)	13,428.8	460,339

(1)
Each employee's unvested phantom stock awards are scheduled to vest in accordance with the vesting provisions described above under “Old Dominion Freight Line, Inc. Phantom Stock Plan”. No shares of common stock will be issued pursuant to the Phantom Stock Plan, as the awards are required to be settled in cash.

(2)
The market value of phantom stock awards that have not vested at year-end 2012 for each named executive officer is determined by the number of shares set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market.

(3)
Mr. Congdon's unvested phantom stock awards were granted as follows: 7,506.0 shares granted on February 11, 2008; 8,440.0 shares granted on February 9, 2009; 8,055.0 shares granted on February 8, 2010; 4,944.0 shares granted on February 11, 2011; and 8,976.0 shares granted on February 13, 2012.

(4)
Mr. Gantt's unvested phantom stock awards were granted as follows: 4,099.5 shares granted on February 11, 2008; 4,608.0 shares granted on February 9, 2009; 4,398.7 shares granted on February 8, 2010; 2,700.0 shares granted on February 11, 2011; and 6,600.0 shares granted on February 13, 2012.

(5)
Mr. Overbey's unvested phantom stock awards were granted as follows: 2,416.5 shares granted on February 11, 2008; 2,718.0 shares granted on February 9, 2009; 2,594.3 shares granted on February 8, 2010; 1,740.0 shares granted on February 11, 2011; and 3,960.0 shares granted on February 13, 2012.

2012 Phantom Stock Vested

The following table displays the Phantom Stock Plan awards to our named executive officers that vested during 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Earl E. Congdon(1)	8,976.0	-(3)
David S. Congdon	5,436.0	-(4)
Greg C. Gantt	3,640.8	-(5)
J. Wes Frye	26,658.1	-(6)
Cecil E. Overbey, Jr.	2,499.8	-(7)

(1)
Earl E. Congdon has attained the age of 65 while employed with us and therefore, under the Phantom Stock Plan, has fully vested in all phantom stock awards previously granted, including the awards granted during 2012 as set forth in this table.

(2)
Participants are only entitled to receive cash amounts due for each vested share of phantom stock on the settlement date, which shall be made from our general funds. As a result, the value of the phantom shares vested during 2012, as well as prior-year grants, is deferred until the settlement date. The value realized on the settlement date will be based on the fair market value of our common stock on such date as defined in the plan. The settlement date generally is the earlier of: the date of the participant's termination of employment on or after attaining age 55 for any reason other than death, total disability, or for cause; the date of the participant's death while employed; or the date of the participant's termination of employment as a result of total disability.

(3)
The market value of phantom shares that vested during 2012 for Earl E. Congdon was $307,697, as determined using the number of shares granted to Mr. Congdon in 2012 set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market. The market value of Mr. Congdon's total of 54,402.0 vested phantom shares at year-end 2012 was $1,864,901.

(4)
The market value of phantom shares that vested during 2012 for David S. Congdon was $186,346, as determined using the number of phantom shares that vested in 2012 set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market. The market value of Mr. Congdon's total of 9,396.0 vested phantom shares at year-end 2012 was $322,095.

(5)
The market value of phantom shares that vested during 2012 for Greg C. Gantt was $124,807, as determined using the number of phantom shares that vested in 2012 set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market. The market value of Mr. Gantt's total of 6,151.8 vested phantom shares at year-end 2012 was $210,884.

(6)
Upon attaining the age of 65 while employed with us in 2012, J. Wes Frye immediately vested in all awards of phantom stock that were previously unvested, including the awards granted in 2012. The market value of phantom shares that vested during 2012 for Mr. Frye was $913,840, as determined using the number of phantom shares that vested in 2012 set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market. The market value of Mr. Frye's total of 29,599.0 vested phantom shares at year-end 2012 was $1,014,654.

(7)
The market value of phantom shares that vested during 2012 for Cecil E. Overbey, Jr. was $85,693, as determined using the number of phantom shares that vested in 2012 set forth above multiplied by the December 31, 2012 closing share price of $34.28 as reported on the NASDAQ Global Select Market. The market value of Mr. Overbey's total of 4,313.2 vested phantom shares at year-end 2012 was $147,857.

2012 Nonqualified Deferred Compensation

The following table provides information regarding our named executive officers' contributions to and earnings from our deferred compensation plans, which are described below, in 2012:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Earl E. Congdon	—	—	231,087	—	5,586,114
David S. Congdon	336,493	—	501,858	—	4,137,085
Greg C. Gantt	191,168	—	31,941	—	893,323
J. Wes Frye	—	—	142,842	—	1,111,786
Cecil E. Overbey, Jr.	146,579	—	15,835	—	469,841

(1)
Contributions represent deferrals of certain amounts of salary and cash incentives awarded pursuant to our PIP for 2012. These amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)
Aggregate earnings represent the return on the investment options selected by each named executive officer in 2012 in our deferred compensation plans. Earnings are not guaranteed rates of return and reflect actual market fluctuations of the funds in which they are deemed to be invested. These earnings are calculated in the same manner and at the same rate as earnings on externally managed funds or are based upon other market determined rates; therefore, participant earnings in the deferred compensation plans do not constitute above-market or preferential earnings and are not included in the Summary Compensation Table.

2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc.

Effective January 1, 2006, we adopted the 2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc. (the “Nonqualified Deferred Compensation Plan”) to permit certain of our management employees, including each of the named executive officers, to defer receipt of current compensation. This plan was amended and restated effective January 1, 2009, and further amended effective January 1, 2010 and November 10, 2011. The Nonqualified Deferred Compensation Plan is an unfunded plan maintained primarily for the purpose of providing retirement benefits for eligible employees. Participating employees may elect to reduce their (i) regular base salary by a whole number percentage from one to fifty percent and/or (ii) non-equity incentive compensation by a whole number percentage from one to seventy-five percent. The deferred amount is credited to the deferred compensation account we maintain for each participant. While not funded, each participant is allowed to select one or more investment options that mirror the actual performance of publicly traded funds. As of each March 31, June 30, September 30 and December 31, the deferred compensation account of each participant is adjusted to reflect gains and losses from their selected investment options in which the amount in the account is deemed invested. The total deferrals, plus the cumulative gains and losses on the investment options, are eligible for distribution from our general corporate funds. Distributions are subject to elections made by the participants, which generally require a five-year waiting period for active employees; however, distributions can begin immediately in the event of retirement, disability, death or other termination of service. Distributions also may be made upon the occurrence of certain other events, such as an unforeseeable emergency, or delayed under certain circumstances, such as when a distribution might violate the terms of a Company borrowing agreement. Payments are made from the Nonqualified Deferred Compensation Plan in a lump sum or in annual installments over a certain term, as elected by the participant. The plan also allows us, in our sole discretion and without any participant discretion or election, to make a mandatory lump-sum payment in settlement of a participant's entire accrued benefit.

Prior to the adoption of the Nonqualified Deferred Compensation Plan, we offered a similar plan allowing participating employees to defer receipt of regular base salary and/or cash incentive compensation. The deferral of wages earned subsequent to December 31, 2004 is no longer allowed under this plan, as it did not fully comply with the then-new requirements of Section 409A of the Code. Gains and losses for this plan are determined in the same manner as for the Nonqualified Deferred Compensation Plan. Distributions are, and will be, handled in the same manner as described above.

Potential Payments Upon Termination or Change of Control

Below is a table showing the amount of post-employment payments and benefits that would be provided to each named executive officer under the provisions of their employment agreements, the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, the Phantom Stock Plan and other welfare benefits, assuming that the triggering event occurred at December 31, 2012. Such amounts would be paid from our general funds.

Name and Principal Position	Employment Agreement or Severance Plan ($)	Phantom Stock ($)(1)	Other ($)(2)	Total ($)(6)
Earl E. Congdon	10,096,557 (3)	1,864,901	—	11,961,458
David S. Congdon	7,981,228 (4)	1,622,027	30,511	9,633,766
Greg C. Gantt	3,169,307 (5)	978,968	30,511	4,178,786
J. Wes Frye	2,673,640 (5)	1,014,654	30,511	3,718,805
Cecil E. Overbey, Jr.	1,679,702 (5)	608,196	30,511	2,318,409

(1)
Pursuant to the Phantom Stock Plan, all unvested awards of phantom stock are forfeited upon termination unless otherwise determined by the administrator or termination results from a change of control, death or disability. All vested and unvested awards of phantom stock are forfeited if these named executive officers are terminated by us "for cause." The values in this table were determined by multiplying the sum of all vested and unvested shares of phantom stock held by each named executive officer by the December 31, 2012 closing share price of our common stock of $34.28, as reported on the NASDAQ Global Select Market.

(2)	Amount payable for welfare benefits under the named executive officer's employment agreement, if applicable, or the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives.

(3)
Amount payable pursuant to the named executive officer's employment agreement is equal to three (3) times the sum of the executive's base salary before the change in control and the annual bonus paid to him for the preceding calendar year under the PIP. This estimated amount is payable in a lump sum and due only if the executive's employment is terminated: 1) by exercise of the 120-day notice exception by either the Company or Mr. Congdon; 2) by Mr. Congdon for “good reason” as defined in the agreement; or 3) as a result of the expiration of the employment agreement on November 1, 2015; and such termination occurs within 12 months after a change of control. There would be no payment upon termination if Mr. Congdon's employment is terminated as described above and such termination does not occur within 12 months of a change in control (or, in the case of a termination for “good reason” due to a fundamental disagreement with the Board, within three years after a change in control), or Mr. Congdon's employment is terminated at any time due to his death or total disability or by the Company for cause.

(4)
Amount payable pursuant to the named executive officer's employment agreement under a three-year salary continuation provision on the normal payroll schedule for salaried employees. The settlement provisions of this agreement are further described in the “Employment Agreements” section below, but generally provide for the payment of this estimated amount at termination due to retirement, disability or a change of control. No payment would be made if termination resulted from (i) death; (ii) for cause; or (iii) termination by the executive for a reason not constituting “good reason.” A “change of control” does not constitute “good reason,” but a fundamental disagreement with the Board following a change of control does constitute “good reason.” See also “Existing Life Insurance Policies,” below.

(5)
Amount payable pursuant to the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, which is equal to three (3) times the sum of the executive's base salary in effect at the termination date and the average of cash incentives paid in the preceding three full calendar years. This estimated amount is payable over the compensation continuance period on the normal payroll schedule for salaried employees and due only if the executive's employment is terminated within 12 months of a change of control and is reduced to two-thirds of this amount if terminated within 13 to 24 months of a change in control and one-third of this amount if terminated within 25 to 36 months of a change in control. There would be no payment upon termination of employment for retirement, death, disability or for cause.

(6)
Our named executive officers, or their beneficiaries, will also receive payments due to them at retirement, death or disability pursuant to our non-discriminatory 401(k) retirement plan and our deferred compensation plans. The amounts due to each named executive officer under our deferred compensation plans are provided in the “2012 Nonqualified Deferred Compensation” section on page 30 of this proxy statement.

Existing Life Insurance Policies

David S. Congdon is eligible to receive a life insurance benefit that provides the executive and his family with up to $10,000,000 in coverage at preferred rates, with premiums being paid or reimbursed by us under his employment agreement. Upon his death, Mr. Congdon's elected beneficiaries shall receive the death benefits provided for under the policy he has obtained, which are currently $10,000,000.

Employment Agreements

We currently have employment agreements with Earl E. Congdon and David S. Congdon, which were approved by the Board of Directors based on the recommendation of the Compensation Committee of the Board. Each agreement requires the executive to perform duties customarily performed by a person holding his respective position and to perform other services and duties reasonably assigned from time to time by us or, with respect to the agreement with Earl E. Congdon, by the Board of Directors.

We previously had an employment agreement with John R. Congdon that was terminated in August 2012 in connection with his resignation as Senior Vice President. Mr. Congdon continues to serve the Company as Manager - Maintenance and Equipment Purchasing and as a member of our Board of Directors.

Employment Agreement with Earl E. Congdon

The amended and restated employment agreement with Earl E. Congdon entitles him, while employed, to: (i) receive a base salary to be reviewed annually in accordance with standard payroll practices and procedures applicable to our executive officers; (ii) participate in the PIP, our executive profit-sharing bonus program; (iii) participate in any of our other bonus or incentive plans (whether in existence on the date of the employment agreement or later established) in which our other senior executives are entitled to participate; (iv) receive a discretionary bonus if so awarded by the Board from time to time; (v) participate in certain other plans and benefits we offer to our senior executives generally; (vi) personal use of our corporate aircraft (in accordance with our general policy); and (vii) an automobile for personal and business use. Although the Board may also award a discretionary bonus to be paid in the manner specified by the Board at the time any such bonus is approved, no such bonuses were approved or paid during 2012.

The employment agreement shall continue until the earliest of (i) November 1, 2015; (ii) the date of his death; (iii) the specified date of termination under either our or his exercise of the 120-day notice exception; (iv) the date of termination by the Company for cause; (v) the date he terminates his employment for Good Reason; or (vi) the date of termination resulting from his total disability.  “Good Reason” is generally defined as (a) our material breach of any provision of the agreement; (b) his failure to be elected or re-elected to the Board; (c) a material reduction in his base salary; (d) the merger of the Company or transfer of a significant portion of its assets unless the successor assumes all of our duties and obligations under the agreement; (e) the assignment of duties to him inconsistent with his position in the Company; (f) the exclusion of his participation in our employee benefit plans; (g) the transfer of his primary work location to a location that is more than 30 miles from his current primary work location or the requirement that he relocate his principal residence more than 30 miles from his current primary work location; (h) our requirement that he travel on Company business to a substantially greater extent than required immediately prior to the date of the agreement; or (i) the occurrence of a Fundamental Disagreement.  A “Fundamental Disagreement” is generally defined as a material disagreement between Mr. Congdon and the Board that occurs within three years after a Change of Control, concerns the strategic direction of the Company or another issue of fundamental importance to the Company and is deemed to be a Fundamental Disagreement by a majority of the members of the Board who are not also members of his family.  If he terminates his employment for Good Reason or we terminate him for cause, each party generally will have 30 days after the receipt of the notice of termination to cure the reason given in the notice.  In the event that such cure is timely and to the satisfaction of the parties, the notice of termination would become null and void.

Pursuant to the agreement, Mr. Congdon is generally entitled to certain compensatory benefits if his employment is terminated within 12 months of a Change of Control.  Generally, a Change of Control is defined to be the earliest of (i) the date any person or group of persons, directly or indirectly, becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding shares of common stock (excluding Mr. Congdon, our employee benefit plans, and any member of Mr. Congdon's family unless a majority of the independent members of the Board determines that such family member's beneficial ownership creates a substantial threat to corporate policy and effectiveness); (ii) the date when individuals who at the beginning of any two-year period constitute the Board, plus new directors whose nomination or election was approved by at least two-thirds of the directors still in office who were directors at the beginning of the two-year period, cease for any reason during the two-year period to constitute at least two-thirds of the members of the Board; (iii) the date of an equity transaction that would result in our voting securities immediately prior to the transaction representing less than 60% of the combined voting power of the Company or a surviving entity immediately after the transaction; (iv) the date of a complete liquidation or winding-up of the Company; (v) the date of the sale or disposition of all or substantially all of our assets; or (vi) the date of our bankruptcy filing.

If Mr. Congdon's employment is terminated by the Company by exercise of the 120-day notice exception, by Mr. Congdon by exercise of the 120-day notice exception, by Mr. Congdon for Good Reason, or as a result of the expiration of the term on November 1, 2015, and such termination occurs within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), he is entitled to receive a lump sum payment of any compensation due but not yet paid through the termination date plus a payment equal to three times the sum of (i) his annual base salary in effect at that time and (ii) the annual bonus paid to him for the preceding calendar year under the PIP, the Company's executive profit-sharing bonus program.  If Mr. Congdon's employment is terminated as described above and such termination does not occur within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), or Mr. Congdon's employment is terminated at any time due to his death or total disability or by the Company for cause, he is only entitled to receive in a lump sum any compensation due but not yet paid through the termination date.  Any amounts payable to Mr. Congdon will be paid on the first day of the seventh calendar month following the calendar month in which his termination occurs as required by Section 409A of the Code.

Mr. Congdon is also subject to a non-competition and non-solicitation clause, which covers the term of his employment plus the twenty-four month period following his termination of employment. In addition, Mr. Congdon's bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the employment agreement or any other plan or program of the Company will be subject to any recoupment, "clawback" or similar policy adopted by the Board after the date of the employment agreement.

Employment Agreement with David S. Congdon

The employment agreement with David S. Congdon entitles him, while employed, to (i) a base salary, to be reviewed annually in accordance with standard payroll practices and procedures applicable to our executive officers; (ii) participate in the PIP, our executive profit-sharing bonus program, any of our other bonus or incentive plans (whether in existence at the date of the employment agreement or later established) in which our other senior executives are entitled to participate and certain other plans and benefits we offer to our senior executives generally; (iii) a discretionary bonus as determined by the Board; (iv) the personal use of our corporate aircraft (in accordance with our general policy); (v) an automobile for personal and business use; and (vi) receive a life insurance benefit that provides him and his family with up to $10,000,000 in coverage at preferred rates, with premiums being paid or reimbursed by us.

This agreement provides for a term that continues until the earliest of (i) written notice of termination of the agreement by us or Mr. Congdon; (ii) the death of the executive; (iii) written notice by the executive or us of a desire to terminate, subject to a 90-day notice requirement; (iv) termination “for cause,” which is generally defined above under “Employment Agreement with Earl E. Congdon”; (v) termination by the executive for “good reason,” which is generally defined above under “Employment Agreement with Earl E. Congdon”; or (vi) termination resulting from total disability. Unless written notification is provided by Mr. Congdon or us, the term is automatically extended on the first day of each month for one additional calendar month, unless Mr. Congdon or we desire to fix the term for a definite three-year period.

If termination of the employment of Mr. Congdon, either voluntarily or by us, results in a compensation continuance termination event, Mr. Congdon is entitled to receive his base salary through the last day of the month of termination and, for the three-year period following termination, an annual amount equal to the average of Mr. Congdon's base salary and his annual bonus under our non-equity incentive plan for the three calendar years within the five calendar-year period preceding termination that produces the highest average annual compensation. A compensation continuance termination event is defined in the employment agreement to mean termination due to: (i) our exercise of the 90-day notice exception; (ii) Mr. Congdon's exercise of the 90-day notice exception after attaining the age of 65; (iii) disability; (iv) good reason; or (v) the expiration of a three-year term after being fixed by us. If the excise tax under Section 4999 of the Code would apply to such payments, they will be reduced or otherwise adjusted so that the excise tax will not apply. Mr. Congdon's final average compensation payable during the first six months of the compensation continuance period shall be paid to him in a lump sum as of the first day of the seventh calendar month of the compensation continuance period. During such period, he will also receive continued coverage under our medical, dental, vision and life insurance benefit programs. If the termination does not result in a compensation continuance termination event, Mr. Congdon is due only his base salary through the last day of the month in which the termination date occurs.

Mr. Congdon is also subject to a non-competition and non-solicitation clause, which covers the term of his employment plus the twenty-four month period following his termination of employment.

Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives

On May 16, 2005, the Board approved and we adopted the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives (the “Severance Plan”) for eligible key executives as determined by the Compensation Committee. Eligible key executives include three named executive officers: Greg C. Gantt, J. Wes Frye and Cecil E. Overbey, Jr., but exclude the other named executive officers who are parties to employment agreements that provide change of control and severance benefits. The Severance Plan was amended and restated effective January 1, 2009 to comply with Section 409A of the Code. Under the Severance Plan, termination of a participant's employment by us for any reason other than for cause, death or total disability, or by the participant for good reason occurring within 36 months following a change in control, entitles the participant to receive the following benefits: (i) receipt of base salary through the last day of the month in which the termination date occurs; (ii) a monthly benefit equal to the participant's monthly termination compensation, as defined in the Severance Plan, during the compensation continuance period; and (iii) continued participation in our welfare benefit plans until the earlier of the participant's death or the last day of the calendar month in which the participant receives his final payment of termination compensation. The compensation continuance period is equal to 12 calendar months plus three additional calendar months for each year of service completed by the participant as of the termination date in excess of 10 years, not to exceed 36 calendar months.

DIRECTOR COMPENSATION

2012 Compensation of Directors

The following table reflects compensation earned for services performed in 2012 by members of our Board of Directors who were not named executive officers:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
J. Paul Breitbach	75,000	48,786	—	1,000 (3)	124,786
John R. Congdon(4)	—	133,443	304,490	229,683	667,616
John R. Congdon, Jr.	55,000	48,786	—	2,467 (3)	106,253
Robert G. Culp, III	85,000	48,786	—	3,599 (3)	137,385
John D. Kasarda	65,000	48,786	—	1,000 (3)	114,786
Leo H. Suggs	55,000	48,786	—	1,325 (3)	105,111
D. Michael Wray	55,000	48,786	—	1,000 (3)	104,786

(1)
Reflects the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, disregarding the estimate of forfeitures related to applicable service-based vesting conditions. Except for John R. Congdon, who was an executive officer at the time of his grant, awards were granted in 2012 pursuant to the provisions of the Old Dominion Freight Line, Inc. Director Phantom Stock Plan (the “Director Phantom Stock Plan”), as discussed below. Each non-executive director was awarded a number of phantom shares equal to $50,000, as determined by the split-adjusted average closing price of our common stock of $29.61 on May 24, 2012 through May 29, 2012, the three business days preceding the grant date of May 30, 2012. The value of these awards in the table was determined by multiplying the 1,687.5 phantom stock shares awarded to each non-employee director by the split-adjusted closing share price of $28.91 on the grant date of May 30, 2012, the fifth business day following the 2012 Annual Meeting of Shareholders, and assumes that all shares will vest in accordance with the requirements of the Director Phantom Stock Plan. As of December 31, 2012, the 1,687.5 phantom stock shares granted on May 30, 2012 represented the only unvested shares for each non-employee director. No shares of our common stock will be issued pursuant to the plan, as the awards are required to be settled in cash.

(2)
Prior to resigning his position as Senior Vice President in August 2012, John R. Congdon participated in our PIP. Pursuant to this plan we pay monthly cash incentives to eligible employees based upon our pre-tax income during the fiscal year. The table above reflects the PIP incentives earned from January 2012 through July 2012, the period in 2012 that Mr. Congdon participated in the PIP.

(3)
We contributed $1,000 to a qualifying charitable organization, recognized as a tax-exempt organization under Section 501(c)(3) of the Code, selected by and made on behalf of the director. The remaining amounts of "All Other Compensation", if any, reflect the value associated with the use of corporate aircraft, which is calculated using the incremental variable cost per flight hour.

(4)
John R. Congdon is an employee director, and therefore was not paid an annual retainer fee for the services he performed as a director in 2012. As one of our officers before resigning that position in August 2012, he was paid non-equity compensation under the PIP of $304,490 and received phantom stock awards under the Phantom Stock Plan valued at $133,443, based on the split-adjusted closing share price of $29.73 on the grant date of February 13, 2012. He also received other compensation in 2012 that totaled $229,683. “All Other Compensation” in the table above includes (i) base salary payments of $190,832; (ii) use of corporate aircraft of $2,832; (iii) our matching contributions to our 401(k) retirement plan of $8,235; (iv) the taxable benefit of excess term-life insurance policies of $26,784, which includes the benefits under the split-dollar life insurance policies that are described in “Split-Dollar Life Insurance Policies” on page 37; and (v) our contribution of $1,000 to a qualifying charitable organization, recognized as a tax-exempt organization under Section 501(c)(3) of the Code, that was selected by and made on behalf of John R. Congdon.

On January 31, 2011, the Board of Directors approved the current fee structure that became effective January 1, 2011 for non-executive directors and Chairmen of our Board Committees. This fee structure is provided below:

Director Role	2012 Annual Retainer Amount ($)
Member (all non-executive directors)	55,000
Audit Committee Chairman (1)	20,000
Compensation Committee Chairman (1)	10,000
Governance and Nomination Committee Chairman (1)	10,000
Lead Independent Director (1)	20,000

(1)	Each non-executive Chairman of a Board Committee and the Lead Independent Director receives this annual retainer in addition to the retainer of $55,000 paid to all non-executive directors.

The annual retainers, for both the Board and its Committees, are paid ratably at the end of each fiscal quarter. Directors receive reimbursement of certain business and travel expenses incurred as a director. Otherwise, there is no additional compensation provided for attendance at in-person or telephonic meetings. As employees, each of Earl E. Congdon, David S. Congdon and John R. Congdon receive no retainers for Board service.

On May 28, 2008, our Board of Directors approved the Director Phantom Stock Plan. Effective April 1, 2011, the Board of Directors amended the Director Phantom Stock Plan to allow an annual award of phantom shares equal to $50,000 on the grant date. Each participant is entitled to an amount in cash equal to the fair market value of a share of our common stock on the date service as a director terminates for any reason. No shares of common stock will be issued pursuant to the Director Phantom Stock Plan, as the awards are settled in cash.

Director Phantom Stock Plan awards generally vest upon the earlier to occur of the following, provided the participant is still serving as a director: (i) the one-year anniversary of the grant date; (ii) the date of the first annual meeting of shareholders that occurs after the grant date; (iii) the date of a change of control in our ownership; (iv) death; or (v) total disability. Awards that are not vested upon termination of service as a director are forfeited.

RELATED PERSON TRANSACTIONS

Executive Officer and Director Family Relationships

Earl E. Congdon, the Executive Chairman of our Board of Directors, is the brother of John R. Congdon, a director, and is the father of David S. Congdon, our President and Chief Executive Officer. John R. Congdon, Jr., a director, is the son of John R. Congdon. At March 22, 2013, members of the Congdon family, in the aggregate, beneficially owned approximately 26.7% of our outstanding common stock.

Other Family Relationships

Mark A. Penley, our Director - Safety and Employee Relations, is the grandson of Earl E. Congdon and the nephew of David S. Congdon. For the year ended December 31, 2012, we paid Mr. Penley a base salary and bonus of $149,502, as well as other benefits totaling $2,615 (including our matching contributions to Mr. Penley's 401(k) plan account). Mr. Penley continues to serve as our Director - Safety and Employee Relations, and during 2013 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2012.

Christopher M. Harrell, our Director - Fuel and Telematics, is the son-in-law of David S. Congdon. For the year ended December 31, 2012, we paid Mr. Harrell a base salary and bonus of $165,129, as well as other benefits totaling $11,997 (including our matching contributions to Mr. Harrell's 401(k) plan account). Mr. Harrell continues to serve as our Director - Fuel and Telematics, and during 2013 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2012.

Matthew H. Nowell, our Director - Real Estate Development, is the son-in-law of David S. Congdon. For the year ended December 31, 2012, we paid Mr. Nowell a base salary and bonus of $151,272, as well as other benefits totaling approximately $15,877 (including our matching contributions to Mr. Nowell's 401(k) plan account). Mr. Nowell continues to serve as our Director - Real Estate Development, and during 2013 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2012.

Transactions with Old Dominion Truck Leasing, Inc.

Old Dominion Truck Leasing, Inc. (“Leasing”) is a North Carolina corporation whose voting stock is owned by an Earl E. Congdon Revocable Trust; the John R. Congdon Revocable Trust; and members of Earl E. Congdon's and John R. Congdon's families. Leasing is primarily engaged in the business of purchasing and leasing tractors, trailers and other vehicles. John R. Congdon is Chairman of the Board of Leasing, and John R. Congdon, Jr. is Vice Chairman of the Board of Leasing. Since 1986, we have combined our requirements with Leasing for the purchase of tractors, trailers, equipment, parts, tires and fuel. We believe that the termination of this arrangement would not have a material adverse impact on our financial results.

We purchased $239,000 of maintenance and other services from Leasing in 2012. We believe that the prices we pay for such services are no more than what would be charged by unaffiliated third parties for the same quality of work, and we intend to continue to purchase maintenance and other services from Leasing, provided that Leasing's prices continue to be favorable to us.

We charged Leasing $18,000 for the rental of property in 2012. No other services were provided to Leasing for the year ended December 31, 2012.

Split-Dollar Life Insurance Policies

We are the owner of two split-dollar life insurance contracts insuring the life of John R. Congdon. We have endorsed the right to Mr. Congdon to name the beneficiary for $2.0 million of the aggregate $8.9 million in death benefits provided by these policies at December 31, 2012.

Audit Committee Approval and Related Person Transaction Policy

Each of the foregoing transactions or series of transactions was reviewed and approved by the Audit Committee of our Board of Directors. In considering whether to approve such transactions, the Audit Committee determined that they were fair to us and that the terms and conditions of the transactions were substantially the same as, or more favorable to us than, transactions that would be available from unaffiliated parties. Any extensions, modifications or renewals of the foregoing transactions, or any new transactions that involve us and a related party, must be approved by the Audit Committee and must be on terms no less favorable to us than the terms that could be obtained in a similar transaction with an unaffiliated party in accordance with our written Related Person Transactions Policy.

Our Related Person Transactions Policy governs the procedures for review and consideration of all related person transactions in which we are a participant to help ensure that any such transactions are identified and given appropriate consideration. Generally, any transaction, arrangement or relationship with a related person, as defined by Item 404 of Regulation S-K under the Exchange Act, in an amount exceeding $120,000 and in which we are or would be a participant, requires the approval of the Audit Committee or a majority of the disinterested members of the Board. In making such approval, the Audit Committee will consider all of the relevant facts and circumstances to ensure that the proposed transaction is in the best interest of us and our shareholders.

In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including, but not limited to: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Notwithstanding the foregoing, the Audit Committee has adopted a special approval process for certain transactions that we have entered into and will likely continue entering into with Leasing. These transactions include the following four types of transactions with Leasing, which have been separately approved by the Audit Committee:  (i) vehicle repair, maintenance and other services that we provide to Leasing in an amount not to exceed $120,000 in any period since the last review of services by the Audit Committee ("Type 1"); (ii) vehicle repair, maintenance and other services that Leasing provides to us in an amount not to exceed $120,000 in any period since the last review of services by the Audit Committee ("Type 2"); (iii) leases of dedicated equipment for specific customers, who reimburse us for the lease amount through a periodic billing process that includes charges for additional services we provide ("Type 3"); and (iv) combined purchasing with Leasing of tractors, trailers, equipment, parts, tires and fuel to obtain volume price discounts, subject to review by the Audit Committee no less frequently than quarterly to confirm that the combined purchasing arrangement continues to be in the best interests of us (“Type 4”). There were no Type 3 transactions in 2012. In the event of a Type 3 transaction and prior to providing leased equipment to our customers, however, we will obtain a minimum of three bids from vendors approved by the customer. When Leasing is one of the vendors approved to submit bids, we will disclose to the customer our affiliation with Leasing. Any Type 3 transaction in connection with which we receive commissions or other financial benefit from Leasing in an amount that, together with all other Type 3 transactions entered into since the last review of such transactions by the Audit Committee, exceeds $120,000 will require the approval of the Audit Committee. With respect to each such transaction that is entered into or in conjunction with Leasing, the Audit Committee will not approve such transaction unless it determines that such transaction is in the best interest of us and our shareholders and that the terms are at least as favorable as those that could be obtained in an arms-length negotiation.

In accordance with the Related Person Transactions Policy, the Audit Committee will also perform an annual review of previously approved related person transactions greater than $120,000 that remain ongoing and have a remaining term of more than six months. Based on the relevant facts and circumstances, the Audit Committee will determine if it is in our best interest to continue, modify or terminate any ongoing transaction, arrangement or relationship.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Taking into consideration the voting results from our 2011 Annual Meeting of Shareholders concerning the frequency of the shareholder advisory vote to approve the compensation of our named executive officers, we have determined that we will hold an annual advisory vote to approve the compensation of our named executive officers until the next required advisory vote on the frequency of such votes.

During 2012, our year-over-year revenue increased 12.1% to $2.11 billion, our net income increased 21.5% to $169.5 million and our earnings per diluted share grew 20.9% to $1.97. We also produced the best annual operating ratio (86.5%) in our history, and our financial position at the end of 2012 was stronger than at any time in our history as a public company. We believe our record performance in 2012 was attributable to the execution of our strategic plan, which included key decisions made by our named executive officers. Given the PIP's design to tie cash compensation to corporate performance, the payouts under the PIP for fiscal 2012 are reflective, and rewarding, of each named executive officer's efforts in achieving this record financial performance. Our strong, industry-leading financial performance in 2012 reinforces the view of our Compensation Committee and Board of Directors that our executive compensation program is achieving its objectives.

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 16, our compensation policies are designed to align our key executives' compensation with both our business objectives and the interests of our shareholders. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our key executives is directly related to our financial performance and shareholder value. Highlights of our compensation program include the following:

•	Our Performance Incentive Plan, or PIP, is designed to tie a significant portion of current cash compensation directly to corporate performance. Just as our PIP can produce higher-than-market cash compensation during periods of high profitability, it can produce lower-than-market cash compensation during periods of low profitability.

•	Our phantom stock awards, which have vesting and continued service requirements and are linked to the value of our common stock, are designed to reward loyalty and create shareholder value.

•
Our Compensation Committee, given the improved performance of our Company and in consideration of inflationary factors, authorized a nominal 3% increase in annual base salary for each named executive officer effective in January 2012 and 2013.

•
Effective in November 2012, we amended and restated the employment agreement for Earl Congdon to, among other things, establish a “double-trigger” change in control feature. See “Executive Compensation - Employment Agreements” beginning on page 32 of this proxy statement.

•
In January 2013, our Board of Directors revised our securities trading policy to strengthen our existing prohibition against hedging our securities and to prohibit any pledging of our securities by directors, officers and employees. Specifically, the revised policy prohibits directors, officers and employees from purchasing any financial instrument, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that is designed to hedge or offset any decrease in the market value of our securities. The policy also prohibits directors, officers and employees from holding our securities in margin accounts or pledging our securities for a loan.

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our shareholders review the application of our compensation philosophy and the elements of compensation provided to each named executive officer as reflected in the discussion and tables included in the “Executive Compensation” section of this proxy statement, beginning on page 25.

We believe our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our shareholders. Accordingly, we are asking our shareholders to approve the overall application of our compensation policies to our named executive officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement.

For the reasons stated above, the Board recommends that our shareholders vote “for” the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Old Dominion's named executive officers, as disclosed in the proxy statement for our 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

To be approved, the number of votes cast “for” this advisory resolution must exceed the votes cast “against” this advisory resolution. Because this proposal is advisory, the results of the vote on this proposal will not be binding on our Board, Compensation Committee or our management. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, however, the Compensation Committee will evaluate whether any actions are necessary in the future to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – REAPPROVAL OF MATERIAL TERMS OF THE OLD DOMINION FREIGHT LINE,
INC. PERFORMANCE INCENTIVE PLAN

The Compensation Committee and the Board of Directors request that shareholders reapprove material terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan (the “PIP”) at the annual meeting. The

PIP was first approved by the Board and our shareholders in 2008. We are asking our shareholders to reapprove material terms of the PIP in order to attempt to preserve, to the extent practicable, our tax deduction under Code Section 162(m) for compensation paid under the PIP to selected employees. In order to maintain qualification of the PIP under Code Section 162(m), shareholders must reapprove the material terms of performance goals under the PIP no less often than every five years. We are not proposing any amendments to the PIP.

The discussion that follows provides a summary of the material terms of the PIP, and is qualified in its entirety by reference to the PIP, a copy of which may be obtained by written request to: Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: J. Wes Frye, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary. An electronic copy of the PIP is also available free of charge as an appendix to the electronic version of this proxy statement on the SEC's website at www.sec.gov. Shareholders should refer to the PIP for more complete and detailed information about the PIP. In the event that material terms of the PIP are not reapproved by the shareholders, payments made to certain of our executive officers may not be deductible for federal income tax purposes under Code Section 162(m). If shareholders do not reapprove material terms of the PIP, the Compensation Committee will re-evaluate the appropriate means to provide annual incentive compensation opportunities to our executives and other employees.

Key features of the PIP include the following:

•	The PIP is administered by the Compensation Committee, which is comprised solely of independent directors.

•
Bonus amounts payable to covered employees (as defined below) that are structured to qualify under Code Section 162(m) are paid only upon attainment of specified, pre-established performance objectives.

•	Participants are subject to participant and overall plan limitations on the amounts payable under the PIP, as described below.

Background

As an integral component of our compensation strategy, and for over 50 years, we have provided cash award opportunities to designated employees under various incentive plans. Our current plan, the PIP, was originally approved by shareholders at our annual meeting of shareholders on May 28, 2008, and became effective January 1, 2009. The PIP provides monthly cash incentives to the named executive officers and other selected employees based on attainment of specified performance goals. See also “Compensation Discussion and Analysis” and “Executive Compensation - Summary Compensation Table,” above.

Under Code Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public corporation's “covered employees” (generally, the principal executive officer and the three most highly compensated officers, other than the principal financial officer) who are employed by the corporation at year end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Code Section 162(m) (or another exemption is met). Code Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan in order for the qualified performance-based compensation deduction exception to be available. In an attempt to preserve, to the extent practicable, our ability to deduct compensation payable under the PIP to covered employees, we are proposing that shareholders approve the material terms of the PIP. The material terms subject to shareholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria upon which the performance goal is based; and (iii) the formula used to calculate the amount of compensation to be paid, if the performance goal is met. These material terms are described below.

Eligibility

Participants in the PIP will be those employees of the Company or an affiliate who are selected from time to time by the Compensation Committee. Participation in the PIP Plan has generally been limited to employees at the departmental director level or above (including the named executive officers), although any employee of the Company or an affiliate may be eligible to participate if selected by the Compensation Committee. Non-employee service providers and non-employee directors on our Board are not eligible to participate.

Administration; Amendment and Termination

The PIP is administered by the Compensation Committee. To the extent required by Code Section 162(m), the Compensation Committee is comprised of at least two members who are “outside directors” as defined under Code Section 162(m). The Compensation Committee has the authority to take any action with respect to the PIP, including but not limited to the authority to: (i) determine all matters related to awards, including selection of individuals to be granted awards and all other terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the PIP and any related documents, establish and interpret rules and regulations for PIP administration and make all other determinations necessary or advisable for administering the PIP. The Compensation Committee may delegate authority to a designee, including specified officers, to grant awards and make other determinations with respect to such awards, but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid to covered employees (and provided that such delegation is in accordance with applicable laws, rules and regulations).

The Board of Directors may amend, discontinue or terminate the PIP in whole or in part at any time, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the PIP at that time. However, the Board of Directors has unilateral authority to amend the PIP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations. The Compensation Committee has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or nonrecurring events or other similar circumstances (subject to certain Code Section 162(m) limitations), but does not have the discretion to increase the amount of an award payable under the PIP to any participant who is a covered employee. In addition, the Compensation Committee's authority to grant awards and authorize payments under the PIP does not restrict its authority to grant compensation to employees under our Company compensation plans or programs.

Performance Objectives

Under the PIP, cash incentive opportunities are based upon a participant's fixed percentage, or “participation factor,” of our monthly income before tax and the effects, if any, of a change in accounting principles, extraordinary items or discontinued operations and subject to a minimum threshold of profitability before any payouts may be made. We refer to this measurement as “IBT.” Generally, the Compensation Committee includes the impact of the expense related to the estimated payout of the cash incentive for the performance period for IBT calculations. Although the PIP's performance factor is limited to IBT, the Compensation Committee retains discretion to determine from time to time, among other things, (i) the minimum level of profitability that must be met before payments may be made and (ii) the participation factor for each participant. These determinations will generally be made by the Compensation Committee before the beginning of the next plan year (that is, the calendar year), and, in any event, in accordance with Code Section 162(m) requirements applicable to covered employees. Currently, the Compensation Committee has determined that IBT for a month must exceed 2% of revenue from operations for such month, determined in accordance with U.S. generally accepted accounting principles and after including the impact of any potential incentive payments, before any incentive payments may be made. Although the Compensation Committee generally will establish the participation factors and minimum profitability threshold on an annual basis, the earning of cash incentives under the PIP will be based on one-month performance periods.

Earning and Payment of Awards; Award Limitations

As soon as practicable after the end of each monthly performance period, the Company will determine if the performance goals were met and, if so, will calculate the incentive amount payable to each participant. The formula used to calculate each participant’s monthly incentive amount is as follows:

Monthly IBT x PIP Participation Factor = PIP Monthly Payout

The PIP Plan participation factors for our named executive officers for 2012 are reflected in the table on page 19 of this proxy statement. The Compensation Committee has authority to change the PIP participation factors for each participant; however, the maximum participation factor and, therefore, the maximum amount payable under the PIP to each participant cannot exceed 1.50% of IBT in each performance period. As a result, no participant will receive in excess of $15 for each $1,000 of IBT in a performance period. In addition, a limit of no more than 15% of IBT is available to be paid to all participants under the PIP for a performance period.

Cash incentives earned under the PIP generally are paid as soon as practicable following the end of the monthly performance period and determination of the amount of the award; provided, that, with respect to covered employees, the Compensation Committee certifies to what extent the performance factors were met and the amount, if any, that was earned by each covered employee. In any event, amounts payable under the PIP Plan are paid no later than 2- 1/ 2 months after the end of the taxable year in which the amount ceases to be subject to a substantial risk or forfeiture (or otherwise in accordance with Code Section 409A, discussed above, for instance, if a participant makes a timely election to defer portions of such earned amounts into our Nonqualified Deferred Compensation Plan).

The Compensation Committee has discretion to reduce, modify or eliminate the amount of an award otherwise earned and payable under the PIP but does not have the discretion to increase the amount of an award payable under the PIP to any participant who is a covered employee. We reserve the right to pay discretionary bonuses outside of the PIP if it is determined that it is in our best interest to do so.

Effect of Termination and Other Events; Covenants; Offset and Recoupment

If a participant terminates employment before the end of the performance period, the participant forfeits the incentive (and subsequent incentives) unless the Compensation Committee determines otherwise. However, the Compensation Committee retains discretion to determine whether awards will be paid or forfeited in the event of a participant's termination of employment or other events; provided, however, that with respect to covered employees, any such pro rata payment may only be made following the completion of the performance period and only if (and to the extent that) the incentives would have otherwise been earned by the covered employee. In addition, the Compensation Committee may require a participant to enter into non-competition, non-solicitation, confidentiality or other similar covenants as a condition to the grant of an award or receipt of payments under the PIP. Further, we may reduce the amount of any payment otherwise payable to a participant under the PIP by the amount of any obligation of the participant to us that is or becomes due and payable and any compensation payable to a participant under the PIP is subject to any recoupment, “clawback” or similar Company policy.

Transferability

Unless the Compensation Committee determines otherwise, awards and any other right under the PIP may not be transferred, pledged or assigned, except by designation of a beneficiary or by will or the laws of intestate succession.

Effect of Change of Control or Other Agreements

In the event of a change of control (as defined in the PIP), awards will continue to be made in accordance with the PIP unless the participant's employment or the PIP is terminated. In addition, if a participant has entered into an employment agreement, change in control agreement or similar agreement, the PIP will not be construed to reduce benefits otherwise payable under such separate arrangement.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the PIP as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

In general, a participant in the PIP will be taxed at ordinary income rates on any cash incentive in the year received. Generally, we will receive a federal income tax deduction corresponding to the amount included in the participant's income (subject to compliance with the Code Section 162(m) requirements described herein). We will withhold any amounts required by any governmental authority to be withheld with respect to incentive payments.

Code Section 409A

Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. Awards granted under the PIP are designed to be exempt from (or comply with)

Code Section 409A. However, if Code Section 409A is deemed to apply to the PIP or any award, and the PIP and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We undertake no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation — Section 162(m) Requirements

The PIP is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the PIP to covered employees. As described above, Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Plan Benefits

As noted above, awards made under the PIP are made at the Compensation Committee's discretion and are based on attainment of performance goals. Since IBT is not known for future performance periods, it is not possible to determine at this time the exact amount of the awards that could be paid under the PIP. The PIP limits the maximum amount of IBT that can be paid in the aggregate to the participants to 15%, with no participant receiving more than 1.5%. The cash incentives that were paid to the named executive officers for the three prior fiscal years ending in 2012 under the PIP are described above in the Summary Compensation Table.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF MATERIAL TERMS OF THE OLD DOMINION FREIGHT LINE,
INC. PERFORMANCE INCENTIVE PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES

Ernst &Young LLP charged the following fees for services relating to fiscal years 2012 and 2011:

Category of Service	Fiscal Year 2012 ($)	Fiscal Year 2011 ($)
Audit Fees	625,000	570,000
Audit-Related Fees	—	105,000
Tax Fees	58,000	75,000
All Other Fees	—	—
Total	683,000	750,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our financial statements for fiscal years 2012 and 2011, including fees associated with the reviews of our quarterly reports on Form 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for the relevant fiscal years. Audit fees also include the aggregate fees billed for professional services rendered for the audit of our internal control over financial reporting.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and which are not reported above under “Audit Fees.” The audit-related fees for 2011 were primarily for procedures performed in connection with the At-The-Market Equity Sales Agreement entered into by us on February 2, 2011.

Tax Fees. This category includes the aggregate fees in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance includes the preparation of state and federal income tax returns. Tax planning and tax advice includes assistance with various tax accounting methods, analysis of various state filing positions and assistance in obtaining state and federal tax credits.

All Other Fees. This category includes the aggregate fees in each of the last two fiscal years for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Our engagement of Ernst & Young LLP in 2012 to provide these services described above was approved by the Audit Committee in accordance with our written pre-approval policy. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they so desire.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2012, without charge, from our website, http://www.odfl.com, or by writing to J. Wes Frye, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Exhibits are not included, but copies of those exhibits may be obtained upon payment of copying charges.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report to Shareholders may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to the following address: Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: J. Wes Frye, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary or by contacting us at (336) 889-5000. Any shareholder who wants to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or telephone number.

DEADLINE FOR SHAREHOLDER PROPOSALS

Any shareholder desiring to present a proposal for inclusion in the proxy statement to be acted upon at our 2014 Annual Meeting in accordance with Exchange Act Rule 14a-8 must ensure that the proposal is received by us at our principal executive offices no later than December 27, 2013.

In addition to any other applicable requirements, for business to be properly brought before the 2014 Annual Meeting by a shareholder, even if the proposal or proposed director candidate is not to be included in our proxy statement, our bylaws provide that the shareholder must give timely advance notice of such business in writing to our Secretary. Such notice must be given, either by personal delivery or by certified mail addressed to our Secretary, at our principal office and received at least 120 days and not more than 150 days prior to the first anniversary of the date that we mailed our proxy materials for the 2013 Annual Meeting. As a result, such proposals, including director nominations, submitted pursuant to these provisions of our bylaws must be received no earlier than the close of business on November 27, 2013 and no later than the close of business on December 27, 2013.

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the notice must contain (i) the name and address, as they appear on our stock transfer books, of such shareholder proposing such business; (ii) the name and address of such beneficial owner, if any; (iii) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business specified in the notice before the meeting; (iv) the class and number of shares of our stock beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (v) a description of any agreement that has been entered into by or on behalf of the shareholder or any of its affiliates or associates, the intent of which is to mitigate loss, manage risks or benefit from changes in the share price of our stock, or to increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of our stock.

As to each item of business, the notice must contain (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented at the annual meeting and the reasons therefor; (ii) a description of all agreements, arrangements and understandings between the shareholder or beneficial owner, if any, and any other person(s) (including their names) in connection with the proposal of such business by the shareholder; (iii) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement; and (iv) any material interest of the shareholder or beneficial owner, if any, in such business. In addition, any notice of a proposed director candidate must also comply with our bylaws, including the criteria set forth under “Director Nominations” beginning on page 11 of this proxy statement. If written notice is not timely or properly given, we may exclude the proposal or proposed director candidate from consideration at the meeting.

By Order of the Board of Directors

Ross H. Parr
Vice President - Legal Affairs,
General Counsel and Secretary

Thomasville, North Carolina
April 26, 2013

Appendix

Old Dominion Freight Line, Inc.
Performance Incentive Plan
January 1, 2009
Old Dominion Freight Line, Inc.
Performance Incentive Plan

1.	Purpose
The purpose of the Old Dominion Freight Line, Inc. Performance Incentive Plan, as it may be amended (the “PIP Plan”), is to provide selected employees of Old Dominion Freight Line, Inc. or an affiliate thereof (collectively, the “Company”, unless the context otherwise requires) with awards (“awards”) in the form of cash bonuses based upon attainment of preestablished, objective performance goals, thereby promoting a closer identification of the participating employees’ interests with the interests of the Company and its shareholders, and further stimulating such employees’ efforts to enhance the efficiency, profitability, growth and value of the Company.

2.	Plan Administration
The PIP Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company or a subcommittee of the Committee. To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall be comprised of at least two members who are “outside directors” as defined in Code Section 162(m) and related regulations. In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the PIP Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the PIP Plan, the Committee shall have full authority in its discretion to take any action with respect to administering the PIP Plan. Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the PIP Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards and all other terms, conditions, restrictions and limitations of an award; and (ii) to construe and interpret the PIP Plan and any related documents, to establish and interpret rules and regulations for plan administration and to make all other determinations deemed necessary or advisable for administering the PIP Plan. The Committee’s authority to grant awards and authorize payments under the PIP Plan shall not restrict the authority of the Committee to grant compensation to employees under any other compensation plan or program of the Company. Any decision made, or action taken, by the Committee in connection with the administration of the PIP Plan shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee may delegate the administration of the PIP Plan to one or more of its designees, including specified officers of the Company, but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the PIP Plan to covered employees, as such term is defined in Code Section 162(m) and related regulations

(“Covered Employees”), and provided that such delegation is in accordance with applicable laws, rules and regulations. In the case of any such delegation, references to the “Committee” herein shall include such designee or designees, unless the context otherwise requires. No member of the Board or the Committee shall be liable for any action, determination or decision made in good faith with respect to the PIP Plan or any award paid under it. The members of the Board and the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation or by law.

3.	Eligibility
The Participants in the PIP Plan (individually, a “participant,” and collectively, the “participants”) shall be those employees of the Company who are designated from time to time as participants by the Committee. Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. With respect to those participants who are Covered Employees, such designation shall be made during the first 90 days of each performance period and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). Participation in the PIP Plan for any one performance period does not guarantee that an employee will be selected to participate in any other performance period. (For the purposes of the PIP Plan, “performance period” shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the PIP Plan. A performance period may be coincident with one or more months of a fiscal year of the Company.)
Non-employee service providers and non-employee directors are not eligible to participate.

4.	Nature of Awards
Awards granted under the PIP Plan shall be in the form of cash bonuses.

5.	Awards
(a)    Grant of Awards: At the time performance objectives are established for a performance period or performance periods as provided in Section 5(b) herein, the Committee also shall assign to each participant a participation factor applicable for the particular performance period. A participant’s award, if any, shall be earned based on the attainment of written performance objectives approved by the Committee for a specified performance period, as provided in Section 5(b) herein. In the case of awards granted to Covered Employees, such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) prior to the earlier of (A) 90 days after the commencement of the performance period to which the performance objective relates or (B) 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). During any performance period, no participant may have a maximum participation factor limitation in excess of the limitation stated

in Section 5(d) herein, nor shall the total award payable to all participants exceed the maximum amount payable as stated in Section 5(d) herein. The Committee may adjust awards as appropriate for partial achievement of goals, exemplary effort on the part of a participant and/or outside mitigating circumstances and may also make necessary and appropriate adjustments in performance goals; provided, however, that, except as may be otherwise provided in Section 7, no such adjustment shall be made to an award granted under the PIP Plan to a participant who is a Covered Employee if such adjustment would cause the award to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).
(b)    Performance Objectives: For each performance period, the Committee shall establish one or more objective performance measures and specific goals for each participant and/or for each group of participants. The performance objectives established by the Committee shall be objective and based on the Company’s income before tax and the effects, if any, of a change in accounting principle, extraordinary items or discontinued operations (“IBT”). In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Code Section 162(m) in the case of a Covered Employee.
(c)    Earning of Awards: As soon as practicable after the end of the performance period, the Committee shall determine whether the performance goals for the performance period were achieved and, if so, the Committee shall determine the amount, if any, of the award earned by each participant and such award shall be paid in accordance with Section 5(e) herein (subject, however, to the limitation on awards stated in Section 5(d) herein).
(d)    Maximum Award Payable to Participants: Other provisions of the PIP Plan notwithstanding, the maximum amount of the participation factor to determine cash awards that may be granted under the PIP Plan to any one participant in any one performance period shall not exceed 1.5% of IBT. In addition, the maximum amount of cash awards that may be granted under the PIP Plan to all participants in the aggregate for a performance period shall not exceed 15% of IBT.
(e)    Payment of Awards: An award earned by a participant with respect to a performance period shall be paid to him or credited to his account as soon as practicable following the performance period and determination of the amount of the award, provided, that, with respect to participants who are Covered Employees, the Committee must certify in writing to what extent the performance factors were met and the amount, if any, that was earned by each Covered Employee. In any event, amounts payable under the PIP Plan will be paid no later than (i) the date that is 2-1/2 months after the end of the participant’s first taxable year in which the amount ceases to be subject to a substantial risk of forfeiture, or (ii) the date that is 2-1/2 months after the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be structured in a manner to be exempt from, or in compliance with, Code Section 409A. The Committee shall have the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or nonrecurring events or other similar circumstances. The Committee shall not have the discretion to increase the amount of an award earned and payable pursuant to the terms of the PIP Plan to any participant who is a Covered Employee (except to the extent otherwise provided pursuant to Section 7 herein in the event of a change of control). The Committee shall have the discretion to reduce or eliminate the amount of an award otherwise earned and payable pursuant to the terms of the Plan to any participant.

6.	Termination of Employment and Other Events; Covenants
Unless otherwise determined by the Committee, if a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated prior to payment of an award for a performance period, the participant will forfeit the incentive (and subsequent incentives). However, (i) the Committee has the discretion to determine whether awards will be paid or forfeited by the participant for a completed performance period, or a pro rata share of the participant’s award paid based on the period of actual participation, if the award would have become earned and payable had the participant’s employment status not changed; and (ii) with respect to Covered Employees, any such payment shall only be made following the completion of the performance period and only if (and to the extent that) the incentives would have otherwise been earned by the Covered Employee. The Committee may require a participant, as a condition to the grant or payment of an award, to have entered into agreements or covenants with the Company obligating the participant to not compete, to not interfere with the relationships of the Company with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company, and to take or refrain from taking such other actions adverse to the Company as the Committee may specify. The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any award.

7.	Change of Control
(a)    Notwithstanding any other provision in the PIP Plan to the contrary, in the event of a change of control, as defined in Section 7(b) herein, awards will continue to be made in accordance with the PIP Plan’s terms unless the employment of the participant or the PIP Plan is terminated. In addition, in the event that a participant has entered into an employment agreement, change in control agreement or similar agreement with the Company, the provisions of the PIP Plan shall not be construed to reduce in any way the benefits otherwise payable under such separate plan.
(b)    For the purposes herein, for each participant, a “change of control” shall have the definition and will be deemed to have occurred on the earliest of the following dates which occurs after the Effective Date:
(i)    the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, is or becomes (or publicly discloses that such person or group is or has become), directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities, provided, however, that the event described in this subparagraph (i) shall not be deemed to be a Change of Control by virtue of the beneficial ownership, or the acquisition of beneficial ownership, of voting securities by (A) any

Person directly or indirectly controlled by the Company, including any employee benefit plan sponsored or maintained by the Company or by a person controlled by the Company; (B) any underwriter (as such term is defined in Section 2(a)(11) of the Securities Act of 1933) that beneficially owns voting securities temporarily in connection with an offering of such securities; (C) Earl E. Congdon or John R. Congdon, any of their lineal descendants including adoptive relationships, the spouse of any of the foregoing or any trust established by or for the benefit of the foregoing (unless the Board determines that such beneficial ownership creates a substantial threat to corporate policy or effectiveness); or (D) any Participant; or
(ii)    the date when for any reason, including but not limited to as a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute the Board, plus new directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two-year period (“Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members of the Board; or
(iii)    the date the shareholders of the Company approve a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or
(iv)    the date the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

8.	No Right to Employment
Nothing contained in this PIP Plan or any action taken pursuant to the PIP Plan shall be construed as conferring upon any participant the right or imposing upon him the obligation to continue in the employment of or service to the Company, nor shall it be construed as imposing upon the Company the obligation to continue the employment or service of a participant. Except as may be otherwise provided in the PIP Plan or determined by the Committee, all rights of a participant with respect to an award and distribution of any cash payment subject to an award shall terminate and be forfeited upon a participant’s termination of employment or service with the Company.

9.	Amendments
The Board may amend, discontinue or terminate the PIP Plan in whole or in part at any time, subject to (a) shareholder approval of any amendments to the PIP Plan if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the PIP Plan at that time. However, notwithstanding the foregoing, the Board shall have unilateral authority to amend the PIP Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A, related regulations and other guidance).

10.	Effective Date
The PIP Plan shall become effective on January 1, 2009, subject to the approval by the shareholders of the Company as required by Code Section 162(m) and related regulations, and continue until such time that it is terminated or suspended by the Board. To the extent required under Code Section 162(m), any awards under the PIP Plan granted prior to such shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).

11.	Miscellaneous
(a)    Offset and Recoupment: The Committee shall have authority (subject to any Code Section 409A considerations) to reduce the amount of any payment otherwise payable to a participant under the PIP Plan by the amount of any obligation of the participant to the Company that is or becomes due and payable and any compensation payable to a participant under the PIP Plan will be subject to any recoupment, “clawback” or similar Company policy, and, by becoming a participant in the PIP Plan, each participant will be deemed to have consented to such offset and recoupment restrictions.
(b)    Withholding: Any tax required to be withheld by any government authority shall be deducted from each award.
(c)    Nonassignability: Unless the Committee determines otherwise, awards and any other rights under the PIP Plan shall not be transferred, pledged or assigned, except by designation of a beneficiary or by will or the laws of intestate succession.
(d)    No Trust; Unfunded Plan: The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the participants. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this PIP Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
(e)    Impact of Plan Award on other Plans: Awards granted pursuant to the PIP Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company, unless either (i) such other plan, program or arrangement provides that compensation in the form of awards payable under the PIP Plan are to be considered as compensation thereunder, or (ii) the Committee so determines. The adoption of the PIP Plan shall not affect any other incentive or other compensation plans or programs in effect for the Company, nor shall the PIP Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.
(f)    Facility of Payments: If a participant or any other person entitled to receive an award under this PIP Plan (the “recipient”) shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company’s obligation under the PIP Plan with respect to such amount.
(g)    Governing Law: The PIP Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws.
(h)    Compliance with Code Section 162(m): The Company intends that compensation under the PIP Plan payable to Covered Employees will, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and related regulations, unless otherwise determined by the Committee. Accordingly, the provisions of the PIP Plan shall be administered and interpreted in a manner consistent with Code Section 162(m) and related regulations. If any provision of the PIP Plan or any award that is granted to a Covered Employee (in each case, other than payments to be made pursuant to Section 7 herein) does not comply or is inconsistent with the requirements of Code Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
(i)    Adjustments: The Committee is authorized at any time during or after the completion of a performance period, in its sole discretion, to adjust or modify the terms of awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee’s assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the PIP Plan to Covered Employees whose compensation is intended to qualify as “performance-based compensation” under Code Section 162(m) and related regulations to fail to so qualify.

(j)    Compliance with Code Section 409A: To the extent possible, awards granted under the PIP Plan are designed to be exempt from (or comply with) Code Section 409A. The PIP Plan shall at all times be construed in a manner designed to comply with, or be exempt from, Code Section 409A and should any provision be found not in compliance with or exempt from Code Section 409A, the Plan and/or awards shall be amended as recommended by legal counsel to achieve compliance with, or an exemption from, Code Section 409A. Without in any way limiting the effect of the foregoing, (i) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the PIP Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, to be deemed to be made a part of the Plan or award, as applicable; and (ii) terms used in the PIP Plan or an award shall be construed in accordance with Code Section 409A if and to the extent required. In the event the participant is a “specified employee” (as determined in accordance with Company procedures and Code Section 409A requirements), a distribution due to separation from service may not be made before the date that is six months after the participant’s separation from service (or, if earlier, the date of the participant’s death). Furthermore, the first six months of any such payments of deferred compensation that are required to be paid in installments shall be paid at the beginning of the seventh month following the participant’s separation from service, and all remaining installment payments shall be made as would ordinarily have been made under the provisions of the PIP Plan or other applicable plan. The Committee has no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant. Further, in the event that the PIP Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents shall be liable to any participant or other persons for actions, decisions or determinations made in good faith.
(k)    Restrictions on Awards: Notwithstanding any other PIP Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the PIP Plan or take any other action, unless such distribution or action is in compliance with applicable laws, rules and regulations (including but not limited to applicable requirements of the Code).
(l)    Gender and Number: Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(m)    Severability: If any provision of the PIP Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the PIP Plan, and the PIP Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(n)    Binding Effect: The PIP Plan shall be binding upon the Company, its successors and assigns, and participants, their legal representatives, executors, administrators and beneficiaries.

This Old Dominion Freight Line, Inc. Performance Incentive Plan has been executed on behalf of the Company effective as of the 28th day of May, 2008.
OLD DOMINION FREIGHT LINE, INC.
By: /s/ David S. Congdon
President and Chief Executive Officer
Attest:
/s/ Joel B. McCarty, Jr.
Senior Vice President, General Counsel and Secretary

OLD DOMINION FREIGHT LINE, INC.
ATTN: WES FRYE, CFO
500 OLD DOMINION WAY
THOMASVILLE, NC 27360

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 30, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 30, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57726-P38275 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD DOMINION FREIGHT LINE, INC.

The Board of Directors recommends that you vote FOR ALL on the following proposal:

	For All	Withhold All	For All Except
1. Election of nine directors named below to the Company's Board of Directors for one-year terms and until their respective successors have been elected and qualified, as set forth in the accompanying proxy statement.	▢	▢	▢

Nominees:

01) Earl E. Congdon
02) David S. Congdon
03) John R. Congdon
04) J. Paul Breitbach
05) John R. Congdon, Jr.
06) Robert G. Culp, III
07) John D. Kasarda
08) Leo H. Suggs
09) D. Michael Wray

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends that you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the accompanying proxy statement.	▢	▢	▢

The Board of Directors recommends that you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

IF NO SPECIFICATION IS MADE WITH RESPECT TO A MATTER WHERE A BALLOT IS PROVIDED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

These shares should be represented at the meeting either in person or by your properly completed proxy. The meeting will be held Friday, May 31, 2013, at 10:00 a.m. Eastern Daylight Time, at the principal executive offices of Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360.

PLEASE SIGN AND SEND IN YOUR PROXY

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2012.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M57727-P38275

OLD DOMINION FREIGHT LINE, INC.
Annual Meeting of Shareholders on May 31, 2013, 10:00 A.M. EDT
This proxy is solicited on behalf of the Board of Directors
and will be voted as properly specified by the shareholder.

The undersigned shareholder(s) of Old Dominion Freight Line, Inc. designates Earl E. Congdon, David S. Congdon and Ross H. Parr, and any of them, with full power to act alone, agents and proxies to vote the shares of the undersigned at the Annual Meeting of Shareholders, Friday, May 31, 2013 at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof, as designated on the reverse side.

Please sign the proxy printed on the other side and return it at once unless you expect to attend the meeting in person. The shares represented by this proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This proxy, if properly executed and returned, will be voted "for" the election of each of the director nominees identified herein and "for" each of proposals 2 and 3 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, this proxy will be voted in accordance with the best judgment of the agents and proxies named above. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the annual meeting or otherwise delivering a later-dated proxy.

Continued and to be signed on reverse side